    As filed with the Securities and Exchange Commission on February 8, 2001.

                         Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Pangea Petroleum Corporation
             (Exact Name of Registrant as Specified in its Charter)


   Colorado                        1311                        76-0635938
(State or other         (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of         Classification Code Number)       Identification Number)
incorporation or
organization)

                           6776 SW Freeway, Suite 620
                              Houston, Texas 77074
                            Telephone: (832) 242-3381
                            Facsimile: (713) 952-8321
                        (Address, including zip code, and
                   telephone number, including area code, of
                    registrants' principal executive offices)

                               CHARLES B. POLLOCK
         CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           6776 SW Freeway, Suite 620
                              Houston, Texas 77074
                            Telephone: (832) 242-3381
                            Facsimile: (713) 952-8321

                                 With a copy to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                            Telephone: (732) 409-1212
                            Facsimile: (732) 577-1188


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF       PROPOSED MAXIMUM AMOUNT    PROPOSED MAXIMUM       OFFERING PRICE        FEE
SECURITIES TO BE REGISTERED  TO BE REGISTERED           OFFERING PRICE PER
                                                        SHARE (1)(2)
Common Stock $.001 par       2,000,000(3)               $1.59                    $3,180,000       $  795.00
value per share


Common Stock $.001 par       2,800,000(4)               $1.59                    $4,452,000       $1,113.00
value per share


Common Stock $.001 par       5,924,999(5)               $0.375                   $2,221,875       $  555.47
value per share


Common Stock $.001 par       5,924,999(6)               $0.375                   $2,221,875       $  555.47
value per share


Common Stock $.001 par       4,482,931(7)               $1.59                    $7,127,860       $1,781.97
value per share


Common Stock $.001 par       12,000,000(2)(8)           $1.59                   $19,080,000       $4,770.00
value per share


Total                        33,132,929                                         $38,283,610       $9,570.91


(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of our Common Stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on February 5, 2001.

(3) Based upon the maximum number of shares of our Common Stock that we may issue pursuant to the Stock Purchase Agreement and Share Exchange effective October 5, 2000 between Pangea and Mass Energy, Inc., a Texas corporation.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the average of the bid and asked price of our Common Stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on February 5, 2001.

(4) Represents maximum number of shares owned by our Selling Security Holders, which are being registered hereby but are not part of the offering. See "Certain Relationships and Related Transactions- Funding."

(5) Represents the maximum number of shares of our Common Stock issuable upon exercise of our A Warrants at an exercise price of $0.375 per share .

(6) Represents the maximum number of shares of our Common Stock issuable upon exercise of our B Warrants at an exercise price of $0.375 per share.

(7) Represents our shares of Common Stock with "piggyback registration rights" to be registered that are owned by current shareholders (see Exhibit 1 attached to this document).

(8) Represents shares of common stock to be registered for oil and gas projects, acquisitions and general corporate purposes (See "Use of Proceeds").

THE REGISTRANT HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION DATED       , 2001

                                   PROSPECTUS

                          PANGEA PETROLEUM CORPORATION

               33,132,929 Shares of Common Stock, $.001 Par Value

Pangea Petroleum Corporation (hereinafter referred to as the "Company", "we," "our" or "us"), a Colorado corporation, is offering hereby 12,000,000 shares of Common Stock, par value $.001 ("Common Stock"). This Prospectus also relates to the contemporaneous offering of an aggregate of 16,649,998 shares of our Common Stock by our Selling Security Holders (the "Selling Security Holders") that are being registered for resale pursuant to the registration statement of which this prospectus is a part. We will not receive any of the proceeds from the sale of these securities by the Selling Security Holders and Piggyback Holders (except for the exercise price of the A Warrants and B Warrants). Additionally, we are registering 4,482,931 shares of Common Stock from numerous security holders that own restricted shares with "piggyback rights" under the 1933 Securities Act ("Piggy Back Holders"). We will not receive any of the proceeds from the sale of the securities held by the Piggy Back Holders.

Prior to this offering (the "Offering"), our Common Stock is traded on the OTC Electronic Bulletin Board ("OTC BB") under the symbol "PAPO." There is no assurance that such a public market will be sustained after the completion of the Offering. The initial public offering price of our common stock is hereby determined by the Company based on the closing price of our Common Stock. See "Risk Factors." On, February 5, 2001, the closing price of our Common Stock was $1.625 per share.

You should carefully consider the risk factors beginning on page 9 of this prospectus in evaluating an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of our common stock or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


               PRICE TO PUBLIC    UNDERWRITING         PROCEEDS
                                  DISCOUNTS (1)(2)     TO COMPANY
Per Share      $1.50              $0.15                $ 1.35
Total (1)(2)   $18,000,000        $ 1,800,000          $16,200,000


(1) Does not include 16,649,998 of our shares of Common Stock to be offered by the Selling Security holders (the "Selling Security Holders Shares"), which are not part of the offering. We will receive no proceeds from the sale of the Selling Security Holder Shares (except for the exercise price of the A Warrants and the B Warrants).

(2) Does not include 4,482,931 of our shares of Common Stock to be offered by security holders with restricted shares covered by piggyback rights (the "Piggy Back Holders Shares"), which are not part of the offering. We will receive no proceeds from the sale of the Piggy Back Holder Shares.

                                TABLE OF CONTENTS

Summary                                                                        3
Forward-Looking Information                                                    8
Risk Factors                                                                   9
Use of Proceeds                                                               20
Dividend Policy                                                               20
Dilution                                                                      21
Price Range of Our Common Stock                                               22
Selected Historical Financial Data                                            23
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                     24
Business                                                                      26

Management                                                                    38
Executive Compensation                                                        39
Certain Relationships and Related Transactions                                43
Recent Financing                                                              43
Principal Stockholders                                                        45
Selling Security Holders and Piggy Back Holders                               47
Plan of Distribution                                                          48
Description of Capital Stock                                                  50
Legal Matters                                                                 51
Experts                                                                       51
Where You Can Find More Information                                           51
Index to Financial Statements                                                F-1

You should rely only on the information contained in this prospectus or a document that we have referred you to. We have not authorized anyone to provide you with information that is different. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

The distribution of this prospectus and the sale of our shares of Common Stock may be restricted by law in certain jurisdictions. Persons who receive this prospectus or any of our shares of Common Stock must inform themselves about, and observe, any such restrictions.

                                     SUMMARY

The following highlights certain information in this prospectus that is important to you. This prospectus includes the terms of the shares of our Common Stock, as well as information regarding our business and detailed financial information. We encourage you to read this prospectus in its entirety. You should read the discussions under the heading "Glossary of Terms" for definitions of technical terms used in this prospectus.

About Pangea

We are an independent energy company engaged, through our wholly owned subsidiary, Mass Energy, Inc. in an active exploration and drilling program as well as the purchase, re-engineering, exploitation and development of proven oil and gas properties as a core business activity.

We are a Colorado corporation incorporated on March 11, 1997 under the name Zip Top, Inc. On December 11, 1998, we changed our name to Pangea Petroleum Corporation. Until our acquisition of Mass Energy, Inc. in October 2000, we operated as a development stage company.

Our main office (which we share with our wholly owned subsidiary, Mass Energy, Inc.) is located in Harris County, Texas, at 6776 SW Freeway, Suite 620, Houston, Texas 77074. Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "PAPO." For additional information about Pangea, its business, financial condition, and operations see page 26.

About Mass Energy

Mass Energy, Inc., our wholly owned subsidiary since October 2000, is a Texas corporation organized on November 24, 1997. Mass Energy engages in an active exploration and drilling program as well as the purchase, re-engineering, exploitation and development of proven oil and gas properties as a core business activity in Texas and California. In addition to these states, it previously operated in Louisiana.

Mass Energy's main office is located in Harris County, Texas, at 6776 SW Freeway, Suite 620, Houston, Texas 77074. M&R Exploration Company and Mass Energy, Inc., both Texas business corporations, merged effective November 1, 1997. The plan of merger was adopted in accordance with the Texas Business Corporations Act. Under the terms of the merger, M&R Exploration Company was the surviving corporation. The plan of merger provided for the change of the corporate name to Mass Energy, Inc. Mass Energy currently has active leases in Texas (Shelby County, Starr County and Jackson County) and California (Kern County). Mass Energy has drilled wells in Shelby and Starr Counties in Texas and is drilling wells in Jackson County, Texas. Mass Energy anticipates drilling to commence in Kern County, California in the second quarter of 2001.

                             Summary of the Offering

We are offering 12,000,000 shares of our Common Stock, par value $.001. This offering also relates to the offering of an aggregate of 16,649,998 shares of our Common Stock by the Selling Security Holders (described below) and 4,482,391 shares of our Common Stock by the Piggy Back Holders listed on Exhibit 1; all such shares being registered for resale pursuant to this registration statement.

We are offering 12,000,000 shares of our Common Stock, par value $.001. This offering also relates to the offering of an aggregate of 16,699,998 shares of our Common Stock by the Selling Security Holders (described below) and 4,482,391 shares of our Common Stock by the Piggy Back Holders listed on Exhibit 1; all such shares being registered for resale pursuant to this registration statement.

On October 5, 2000, our Board of Directors approved the Stock Acquisition and Merger Agreement ("Mass Agreement") between Pangea and Mass Energy, Inc. ("Mass"). Pursuant to the terms of the Mass Agreement, we purchased all of the Mass common shares in exchange for the issuance of 2,000,000 "restricted" Pangea shares of Common Shares to Randall W. Massey, the sole shareholder of Mass. Upon execution of the Mass Agreement, Mass became our wholly owned subsidiary. We agreed that upon the closing of the Mass Agreement, we would file an S-4 registration statement with the Securities and Exchange Commission to register the Pangea shares transferred in the Mass Agreement. Subsequent to approval and execution of the Mass Agreement, we entered into various securities purchase agreements (as described below) for the purpose of funding our operations. Such securities purchase agreements required us to file an S-1 registration statement. Therefore, Randall W. Massey agreed to allow us to forego filing the S-4 registration statement and include his 2,000,000 Pangea shares in this S-1 Registration Statement.

In December 2000 and January 2001, we entered into certain Securities Purchase Agreements with Generation Capital Associates, STL Capital Partners, LLC and Greenwood Partners, L.P. The terms of the securities purchase agreements are summarized below.

Purchaser                            Purchase Price          Maximum Amount            Maximum Amount of
---------                            --------------          --------------            -----------------
                                                             of Shares                 Warrants (1)(2)
                                                             ---------                 ---------------
Generation Capital Associates        $600,000                1,600,000                 3,450,000 A Warrants (3)
                                                                                       3,450,000 B Warrants (3)

STL Capital Partners, LLC            $250,000                  666,667                 1,333,333 A Warrants
                                                                                       1,333,333 B Warrants

Greenwood Partners, L.P.             $200,000                  533,333                 1,066,666 A Warrants
                                                                                       1,066,666 B Warrants

Totals                             $1,050,000                2,800,000                 5,924,999 A Warrants (4)
                                                                                       5,924,999 B Warrants (4)


(1) Upon exercise, each A Warrant is convertible into one share of our Common Stock and one B Warrant. The A Warrants and B Warrants are both exercisable for 5 years commencing December 29, 2000.

(2) Upon exercise, each B Warrant is convertible into one share of our Common Stock. The B Warrants are not "callable."

(3) Includes 250,000 A Warrants issued to Generation Capital Associates as a document preparation fee to the Company. As stated in (1) above, each A Warrant is convertible into one share of our Common Stock and one B Warrant. As stated in (2) above, each B Warrant is convertible into one share of our Common Stock.

(4) Includes 75,000 A Warrants issued to M. Richard Cutler as an escrow agent fee. As stated in (1) above, each A Warrant is convertible into one share of our Common Stock and one B Warrant. As stated in (2) above, each B Warrant is convertible into one share of our Common Stock.

Each A Warrant has a maximum exercise price of $0.75 and a minimum exercise price of $0.05. If this Registration Statement is not declared effective by April 13, 2001, the exercise price is $0.375. We can purchase or "call" the A Warrants at $.05 per warrant on 30 days notice if our common stock has a closing bid price of at least $2.75 for 20 consecutive trading days after this Registration Statement is declared effective by the SEC. Each B Warrant has an exercise price of $1.75. If this Registration Statement is not declared effective by April 13, 2001, the exercise price is $0.375.

Notwithstanding the above, the Warrant Agreements that we signed with the above parties do not allow any of the parties to exercise Warrants that would cause such party to be the beneficial owner of more than 5% of our then outstanding shares of Common Stock. This restriction shall not prevent any such party from acquiring more than 5% of our shares of Common Stock as long as such party does not beneficially own more than 5% at any given time. The maximum amount of shares of our Common Stock that could, under the circumstances described above, be acquired under the Securities Purchase Agreements are as follows: Generation Capital Associates - 8,500,000; Greenwood Partners, LP - 2,666,665; and STL Capital Partners, LLC - 3,333,333.

The Securities Purchase Agreements provide that if the average bid price of our Common Stock is less than $.50 for the 30 trading days commencing on the earlier of the effective date of this Registration Statement or 105 days from the first traunch closing date (specifically, the first traunch closing date was December 29, 2000), the A Warrants and B Warrants both become "cashless" with a strike price of $.01.


                              PLAN OF DISTRIBUTION

We are offering 12,000,000 shares of our Common Stock on a best effort basis. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. We are making the offering through our officers and directors who will not be compensated for offering the shares. We will, however, reimburse them for all expenses incurred by them in connection with the offering. The shares may also be offered by participating broker-dealers who are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

This Prospectus also relates to the contemporaneous offering of 16,649,998 shares of our Common Stock by our Selling Security Holders that are being registered for resale pursuant to the registration statement of which this prospectus is a part. We will not receive any of the proceeds from the sale of these securities by the Selling Security Holders (except for the exercise price of the A Warrants and the B Warrants). Additionally, we are registering 4,482,931 shares of our Common Stock from our Piggy Back Holders. We will not receive any of the proceeds from the sale of the securities held by the Piggy Back Holders. Shares of our Common Stock may be sold from time to time to purchasers directly by the Selling Security Holders and Piggy Back Holders. Alternatively, the Selling Security Holders and Piggy Back Holders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and Piggy Back Holders for whom they may act as agent. The Selling Security Holders and Piggy Back Holders and any underwriters, dealers or agents that participate in the distribution of our Common Stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our shares of Common Stock may be sold from time to time by the Selling Security Holders and Piggy Back Holders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We will bear all expenses of the offering of our Common Stock by the Selling Security Holders and Piggy Back Holders other than payment that they may agree to make to underwriters.


                                  The Offering

Common Stock We Are Offering                           12,000,000 additional shares

Securities Offered By Selling Security Holders         2,000,000 shares by Randall W. Massey
                                                       2,800,000 shares by the entities listed above
                                                       5,924,999 shares issuable upon the exercise
                                                       of the A Warrants held by the entities listed
                                                       above 5,924,999 shares issuable upon the
                                                       exercise of the B Warrants held by the
                                                       entities listed above. 4,482,931 existing
                                                       shares to be registered for certain
                                                       shareholders with piggy back registration
                                                       rights.

Offering Price                                         $ 1.50 per share

                                                       The balance of the shares being registered
                                                       hereunder are being offered by Selling
                                                       Security Holders and Piggy Back Holders from
                                                       time to time at the then current market
                                                       price.

Common Stock to be Outstanding
After Offering                                         57,628,898 Shares (assuming all A Warrants and
                                                       B Warrants are exercised)

Use of Proceeds                                        We will use the proceeds, if any, received
                                                       upon the exercise of the A and B Warrants for
                                                       oil and gas projects, acquisitions and general
                                                       corporate purposes. We will not receive any
                                                       proceeds from the sale of the Selling Security
                                                       Holder Shares and Piggy Back Holders (except
                                                       for the exercise price of the A Warrants and
                                                       the B Warrants). The additional 12,000,000
                                                       shares will be used for oil and gas projects,
                                                       acquisitions and general corporate purposes.

Dividend Policy                                        We do not anticipate paying dividends on our
                                                       common stock in the foreseeable future

Listing of our Existing Common Stock                   Our existing common stock is currently traded
                                                       on the NASD's OTC Electronic Bulletin Board
                                                       under the symbol "PAPO." On February 5, 2001,
                                                       the closing price of our existing common
                                                       stock was $1.625 per share.

Risk Factors                                           This offering involves a high degree of risk,
                                                       elements of which include: limited operating
                                                       history, dependence on key management,
                                                       possible difficulty in raising additional
                                                       equity capital, risks of rapid growth,
                                                       possible issuance of additional shares,
                                                       dividends not likely, substantial
                                                       competition, risks associated with strategic
                                                       acquisitions and relationships, subsequent
                                                       share issuance, shares eligible for future

                                                       sale, fluctuations in quarterly results,
                                                       potential stock price volatility, and risks
                                                       relating to the oil and natural gas industry.

Prior to deciding whether to invest in our shares of Common Stock, you should carefully consider all of the information contained in this prospectus. See "Risk Factors" for a discussion of certain important factors that should be considered in evaluating such an investment. You are urged to carefully read all of the discussion under "Risk Factors."

                    Summary Historical Financial Information

The following table presents summary historical consolidated financial data of the Company as of and for the three years ended December 31, 1998, 1999 and 2000, which have been derived from the Company's consolidated financial statements.

It is important that you read the information in this table along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data," the Consolidated Financial Statements of the Company and the notes thereto and the un-audited Pro Forma Financial Information and the notes thereto included elsewhere in this prospectus.


                       SUMMARY CONSOLIDATED FINANCIAL DATA

                                                        Year Ended December 31,
                                              -----------------------------------------
                                                  1998          1999            2000
                                              -----------    -----------      ---------
Consolidated Statements of Operations Data:

  Total revenues                              $        --    $    33,431    $        --
  Loss from operations                             (3,384)      (334,919)    (5,601,330)
  Operating expenses                                3,384        388,350      5,601,330
  Other income (expenses)                              22       (360,850)      (585,292)
  Net loss                                         (3,362)      (695,769)    (6,186,622)
                                              ============   ============   ============

Consolidated Balance Sheet Data:

  Cash                                        $        --    $        --    $   599,727
  Total current assets                                 --          7,598        689,217
  Total current liabilities                            --        559,826        449,950
  Long-term debt                                       --             --             --
  Stockholders' equity (deficit)                       --       (474,219)     2,938,343
                                              ============   ============   ============

                          FORWARD-LOOKING INFORMATION

We make forward-looking statements throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). The forward-looking information contained in this prospectus is generally located in the material set forth under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon our management's reasonable estimates of future results or trends.

                                  RISK FACTORS

You should carefully consider the following risk factors in addition to the other information in this prospectus before making an investment in our common stock, including the shares of our Common Stock offered by the Selling Security Holders. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected, the trading price of your shares could decline and you may lose all or part of your investment.

LIMITED OPERATING HISTORY. Although we were founded in 1997, our business plan was developed in 1999 with initial implementation in 2000. We recently acquired Mass Energy, Inc. as our operating subsidiary, and we lack a substantial prior operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To address these risks, we must, among other things, maintain and significantly increase our prospect base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel.

There is no assurance that our business strategy will be successful, or that additional capital will not be required to continue business operations.

THE COMPANY HAS LIMITED MATERIAL TANGIBLE ASSETS. To date, the Company has not created any revenues and, as a result of the significant expenditures that the Company plans to make in exploration and development of oil and gas prospects over the near term, the Company expects that it will continue to incur significant operating losses and negative cash flows from operations for the foreseeable future. For these and other reasons, there can be no assurance that we will ever achieve or be able to sustain profitability.

DEPENDENCE ON KEY MANAGEMENT. We are highly dependent on the services of Charles
B. Pollock, our Chairman and Chief Executive Officer, David H. Lennox, our President, Randall W. Massey, our Chief Operating Officer and Mary E. Pollock, our Senior Vice President. The loss of their services could have a materially adverse impact on us. We do not currently maintain any key-person life insurance policies with respect to any of these key management personnel.

POSSIBLE DIFFICULTY IN RAISING ADDITIONAL EQUITY CAPITAL. There is no assurance that we will be able to raise additional equity capital in an amount that is sufficient to continue operations. In the event we require additional financing, we will seek such financing through bank borrowing, debt or equity financing, corporate partnerships or otherwise. There can be no assurance that such financing will be available to us on acceptable terms, if at all. We do not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of our Common Stock or Preferred Stock on terms that have not yet been established.

RISKS OF RAPID GROWTH. We anticipate a period of rapid growth, which may place strains upon our management and operational resources. Our ability to manage growth effectively will require us to integrate successfully our business and administrative operations into one dynamic management structure.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES. We will have authorized 100,000,000 shares of our Common Stock. We presently have 50,000,000 shares but will be filing an amended certificate of incorporation in Colorado to increase the authorization to 100,000,000 shares. We presently have outstanding 43,628,900 shares of our Common Stock, the only class of stock of the Company for which shares have been previously issued (this includes all the Escrow Shares (hereinafter defined) that have been issued to date. We are still obligated to issue an additional 1,999,998 shares as Escrow Shares). Part of the Escrow Shares are shares that underlie the A Warrants and B Warrants that have not been exercised to date. We have authorized, but un-issued, 5,000,000 preferred shares of our Stock that are available for future issuance. We may issue shares of our Common Stock beyond those already issued for cash, services, or as further employee incentives. To the extent that additional shares of our Common Stock or Preferred Stock are issued, the percentage of our issued and outstanding shares of Common Stock shall be increased and the issuance may cause dilution in the book value per share.

LOSS OF WARRANT EXERCISE PRICE DUE TO WARRANT STRIKE PRICE RESET. The Securities Purchase Agreements provide that if the average bid price of our Common Stock is less than $.50 for the 30 trading days commencing on the earlier of the effective date of this Registration Statement or 105 days from the first traunch closing date (specificially, the first traunch closing date was December 29, 2000), the A Warrants and B Warrants both become "cashless" with a strike price of $.01. If this occurs we will not receive the full exercise price of the Warrants (specifically $.75 for each A Warrant and $1.75 for each B Warrant), aggregating $14,874,999 and will instead receive an aggregate of $119,000 (based on a $.01 strike price). Therefore, we will require additional funding for oil and gas projects, acquisitions and general corporate purposes. If this event occurs, it will have a material adverse effect on our operations.

DIVIDENDS NOT LIKELY. No dividends on our Common Stock have been declared or paid by us to date. We do not presently intend to pay dividends on shares for the foreseeable future, but intend to retain all earnings, if any, for use in our business. There can be no assurance that dividends will ever be paid on our Common Stock.

SUBSTANTIAL COMPETITION. A number of our competitors have significantly greater financial, technical, administrative, manufacturing, marketing and other resources than us. Some of our competitors also offer a wider range of services and products than us and have greater name recognition and more extensive customer bases than we do. These competitors may be able to respond more quickly to new or changing opportunities and technologies than we can. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

We must overcome significant barriers including our limited operating history to enter into the business of producing oil and natural gas from proven reserves. Many of our competitors have substantially greater financial, technical, managerial and marketing resources, longer operating histories and greater name recognition. Such competitors may be able to devote more resources to developing oil and gas production than us. There can be no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS. We have pursued and may in the future pursue strategic acquisitions of complimentary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets, and potential loss of key employees of acquired companies. There can be no assurance that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance our business, financial condition or operating results.

SUBSEQUENT SHARE ISSUANCES; SHARES ELIGIBLE FOR FUTURE SALE. The market price of the our Common Stock could drop if a large number of shares of our Common Stock are sold in the public market, or if market participants believe that such sales could occur, or if we issue a large number of shares in acquisitions. Such issuances could also make it more difficult for us to fund acquisitions by issuing our Common Stock. Shares issued under this Registration Statement may generally be sold in the public market immediately after they are issued. See "Shares Eligible for Future Sale."

FLUCTUATIONS IN QUARTERLY RESULTS; POTENTIAL STOCK PRICE VOLATILITY. We believe that investors should not rely on period-to-period comparisons of its operating results as an indication of future performance. Many factors, including general economic conditions, government regulatory action, acquisitions, capital expenditures and other costs related to expanding operations and services, pricing changes and adverse weather conditions, may cause our operating results to fall below the expectations of securities analysts and investors in future quarters. This would likely cause the price of our Common Stock to drop. In addition, the stock market sometimes experiences large price and volume fluctuations generally. Although these broad market fluctuations may not relate to the operating performance of companies whose securities are publicly traded, they may cause the market price of such companies' stock, including our Common Stock, to drop. After periods of volatility in the market price of a company's securities, shareholders often bring class action lawsuits against that company. We may be the target of such lawsuits in the future, which could be expensive and divert management's attention and resources. This could materially and adversely affect our business, financial condition and operating results. In addition, any adverse determination in any such lawsuit could subject us to significant liabilities.

RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY

EXPLORING FOR AND PRODUCING OIL AND NATURAL GAS ARE HIGH-RISK ACTIVITIES WITH MANY UNCERTAINTIES THAT COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Our future success will depend on the success of our exploration and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read "-- Reserve estimates depend on many assumptions that may turn out to be inaccurate" for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

- pressure or irregularities in geological formations;

- shortages of or delays in obtaining equipment and qualified personnel;

- equipment failures or accidents;

- adverse weather conditions, such as hurricanes and tropical storms;

- reductions in oil and natural gas prices;

- title problems; and

- limitations in the market for oil and natural gas.

WE MAY INCUR SUBSTANTIAL LOSSES AND BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS AS A RESULT OF OUR OIL AND NATURAL GAS OPERATIONS.

Losses and liabilities arising from uninsured and under insured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

- environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

- abnormally pressured formations;

- mechanical difficulties, stuck oil field drilling and service tools and casing collapse;

- fires and explosions;

- personal injuries and death; and

- natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We maintain insurance at levels that we believe are consistent with industry practices, but we are not fully insured against all risks. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

A SUBSTANTIAL OR EXTENDED DECLINE IN OIL AND NATURAL GAS PRICES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AND OUR ABILITY TO MEET OUR CAPITAL EXPENDITURE OBLIGATIONS AND FINANCIAL COMMITMENTS.

The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include:

- changes in global supply of and demand for oil and natural gas;

- the actions of the Organization of Petroleum Exporting Countries, or OPEC;

- the price and quantity of foreign imports of oil;

- political conditions, including embargoes, in or affecting other oil-producing countries;

- the level of worldwide oil and natural gas exploration and production activity;

- the level of global oil and natural gas inventories;

- weather conditions;

- technological advances affecting energy consumption; and

- the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and natural gas that we can produce economically. A substantial or extended decline in oil and natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures. Further, oil prices and natural gas prices do not necessarily move together.

WE MAY INCUR WRITE-DOWNS OF THE CARRYING VALUES OF OUR OIL AND NATURAL GAS PROPERTIES.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings, which reduces our equity. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. ANY MATERIAL INACCURACIES IN THESE RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS WILL MATERIALLY AFFECT THE QUANTITIES AND PRESENT VALUE OF OUR RESERVES.

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus.

In order to prepare our estimates we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control. At January 1, 2001, 100% of our reserves were proved undeveloped.

You should not assume that the present value of future net revenues from our reserves referred to in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate.


RESERVE REPLACEMENT AND GROWTH

Our future performance depends upon its ability to acquire and develop additional oil and gas reserves that are economically recoverable. Without successful acquisition, development and exploration activities, our reserves and revenues will decline. New management plans, however, to broadly diversify activities by placing greater emphasis on acquisition, re-engineering and development activities. No assurances can be given that we will be able to continue to acquire, develop or discover additional reserves at an economical cost.

ON-GOING CAPITAL REQUIREMENTS

Our business is capital intensive. Significant amounts of capital must be reinvested in property acquisitions, development, and exploration activities to maintain our asset base of oil and gas reserves. Without investment, our oil and gas reserves will deplete. The successful implementation of our plans for growth will require significant cash resources. To the extent that cash flow from operations is insufficient and external sources of capital are limited or unavailable, our ability to make the necessary capital investments to maintain or expand our reserve base could be impaired.

RE-ENGINEERING OF PRODUCING PROPERTIES

We intend to focus on re-engineering projects to enhance current production, lower operating costs and increase the return on investment of the field or well. Re-engineering activities may include well workovers, recompletions of existing or untested horizons in existing well bores, installation of artificial lift equipment, revamping production facilities, drilling and installing salt water disposal facilities and the implementation or improvement of water flood or other secondary recovery techniques. Re-engineering usually involves less risk of failure than drilling operations, but does have the risk that we will not achieve projected improvements, or that the results are not sufficient to recover the investment.

DRILLING ACTIVITIES

We expect to engage in drilling operations. Whether exploratory or developmental, drilling is high risk, including the risk of losing the investment, or causing a serious accident. The cost of drilling, completing and operating wells is often uncertain and substantial cost overruns may occur.

Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including, but not limited to, title or mechanical problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services. Drilling always involves hazards of blowouts, dangerous production and other physical hazards.

COMPETITION

We encounter strong competition from major and independent companies in acquiring properties and leases for production operations, exploration and development. The principal competitive factors in the acquisition of such oil and gas properties include the staff and data necessary to identify investigate and purchase such leases, and the financial resources necessary to acquire and develop such leases. Many of our competitors have financial resources, staffs and facilities substantially greater than ours.

MARKETING OF PRODUCTION

Our oil and gas production will be marketed to third parties consistent with industry practices. Typically, oil is sold at the wellhead at field posted prices, plus or minus adjustments for quality and transportation. Natural gas is usually sold under a contract at a negotiated price based upon factors normally considered in the industry, such as gas quality, distance from the well to the pipeline, estimated reserves, liquid hydrocarbon content of natural gas and prevailing supply/demand conditions.

JOINT OPERATIONS WITH OTHERS; NON-OPERATOR STATUS

We own less than 100% of the working interest in many of our oil and gas properties. Joint operating arrangements are customary in the oil and gas industry and are generally conducted pursuant to a joint operating agreement, whereby a single working interest owner is designated the operator. At present, we are the "operator" of the majority of our oil and gas properties. We are also a non-operating working interest owner in some wells. For properties where we own less than 50% of the working interest, drilling and operating decisions may not be within our control. If we disagree with the decision of a majority of working interest owners, we may be required, among other things, to postpone the proposed activity, relinquish or farm-out our interest, or decline to participate. If we decline to participate, we might be forced to relinquish our interest or may be subject to certain non consent penalties, as provided in the applicable operating agreement. Such penalties typically allow participating working interest owners to recover from the proceeds of production, if any, an amount equal to 200%-500% of the nonparticipating working interest owner's share of the cost of such operations.

Under most operating agreements, the operator is given direct and full control over all operations on the property and is obligated to conduct operations in a workmanlike manner, however, the operator is usually not liable to the working interest owners for losses sustained or for liabilities incurred, except those resulting from its own gross negligence or willful misconduct. Each working interest owner is generally liable for its share of the cost of developing and operating jointly owned properties. The operator is required to pay the expenses of developing and operating the property and will invoice working interest owners for their proportionate share of such costs. In instances where we are a non-operating working interest owner, we may have a limited ability to exercise control over operations and the associated costs of such operations. The success of our investment in such non-operated activities may, therefore, be dependent upon a number of factors that are outside of our direct control.

Operators may be granted liens on the working interests of other non-operating owners in the well to secure the payment of amounts due the operator. The bankruptcy or failure of the operator or other working interest owners to pay vendors who have supplied goods or services applicable to wells would most likely result in filing of mechanics' and materialmens' liens which would encumber the well and the interests of all joint owners.

MARKET CONDITIONS OR OPERATIONAL IMPEDIMENTS MAY HINDER OUR ACCESS TO OIL AND NATURAL GAS MARKETS OR DELAY OUR PRODUCTION.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of natural gas pipeline or gathering system capacity. If that were to occur, we would be unable to realize revenue from those wells until production arrangements were made to deliver to market.

A SIGNIFICANT PART OF THE VALUE OF OUR PRODUCTION AND RESERVES IS CONCENTRATED IN THREE PROPERTIES. BECAUSE OF THIS CONCENTRATION, ANY PRODUCTION PROBLEMS OR INACCURACIES IN RESERVE ESTIMATES RELATED TO THESE PROPERTIES COULD IMPACT OUR BUSINESS ADVERSELY.

Presently, we only have three properties that our production and proved reserves can come from. If mechanical problems, storms or other events curtail a substantial portion of these properties, our cash flow would be affected adversely. If the actual reserves associated with these properties are less than our estimated reserves, our business, financial condition or results of operations could be adversely affected.

PROPERTIES THAT WE BUY MAY NOT PRODUCE AS PROJECTED, AND WE MAY BE UNABLE TO IDENTIFY LIABILITIES ASSOCIATED WITH THE PROPERTIES OR OBTAIN PROTECTION FROM SELLERS AGAINST THEM.

Our strategy includes acquisitions. The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including:

- the amount of recoverable reserves;

- future oil and natural gas prices;

- estimates of operating costs;

- estimates of future development costs;

- estimates of the costs and timing of plugging and abandonment; and

- potential environmental and other liabilities.

Our assessment will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their deficiencies and capabilities. In the course of our due diligence, we may not inspect every well, platform or pipeline. We cannot necessarily observe structural and environmental problems, such as pipeline corrosion or groundwater contamination, when an inspection is made. We may not be able to obtain contractual indemnities from the seller for liabilities that it created. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations.

SUBSTANTIAL ACQUISITIONS, DRILL-TO-EARN PROGRAMS OR OTHER TRANSACTIONS COULD REQUIRE SIGNIFICANT EXTERNAL CAPITAL AND COULD CHANGE OUR RISK AND PROPERTY PROFILE.

In order to finance acquisitions of additional producing properties or enter into significant drill-to-earn programs, we may need to alter or increase our capitalization substantially through the issuance of debt or equity securities, the sale of production payments or other means. These changes in capitalization may significantly affect our risk profile. Additionally, significant acquisitions, drill-to-earn programs or other transactions can change the character of our operations and business. The character of the new properties may be substantially different in operating or geological characteristics or geographic location than our existing properties. Furthermore, we may not be able to obtain external funding for any such acquisitions, drill-to-earn programs or other transactions or to obtain external funding on terms acceptable to us.


REGULATION

ENVIRONMENTAL REGULATION

Our operations are subject to numerous federal, state, and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences; restrict or prohibit the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities; prohibit or limit drilling activities on certain lands lying within wetlands or other protected areas; and impose substantial liabilities for pollution resulting from past or present drilling and production operations. Moreover, changes in federal and state environmental laws and regulations occur frequently and may result in more stringent and costly requirements that could have a significant impact on our operating costs. In general, under various applicable environmental programs, we may be subject to enforcement action in the form of injunctions, cease and desist orders and administrative, civil and criminal penalties for violations of environmental laws. We may also be subject to liability for natural resource damages and other civil claims arising out of a pollution event. Laws and regulations protecting the environment may, in certain circumstances, impose strict liability rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such acts were performed. Management believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on us. Insofar as such laws and regulations are expanded, amended or reinterpreted, we are unable to predict the future cost or impact of compliance.

         The primary environmental statutory and regulatory programs that affect our operations include:

OIL POLLUTION ACT AND CLEAN WATER ACT. The Oil Pollution Act of 1990 ("OPA") amends certain provisions of the Federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act ("CWA"), and other statutes as they pertain to the prevention of and response to oil spills into navigable waters. Under OPA, a person owning a facility or equipment from which there is a discharge or threat of a discharge of oil into or upon navigable waters and adjoining shorelines is liable as a "responsible party" for removal costs and damages. Federal law imposes strict joint and several liabilities on facility owners for containment and clean up costs and certain other damages, including natural resource damages, arising from a spill. Responsible parties under OPA include owners or operators of onshore or offshore drilling facilities. OPA requires responsible parties to maintain proof of financial responsibility to cover some portion of the cost of a potential spill and to prepare an oil spill contingency plan. Failure to comply with these requirements or inadequate cooperation in a spill event may subject a responsible party to civil or criminal enforcement action. The CWA and similar state laws regulate the discharge of pollutants, including dredged or fill materials, to waters of the United States, including wetlands. A permit is required for such discharges, and permit requirements may result either in operating limitations or treatment requirements.

CLEAN AIR ACT. Our operations may be subject to the Clean Air Act ("CAA"), as amended, and comparable state statutes. Amendments to the CAA contain provisions that may result in the imposition of certain requirements for air pollution control equipment, obtaining operating permits and approvals, and other emission-related requirements which may require capital expenditures by us.

SUPERFUND. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), commonly referred to as the "Superfund" law, imposes strict joint and several liabilities on certain classes of persons with respect to the release or threatened release of a hazardous substance to the environment. These persons include: (i) the owner and operator of a facility from which hazardous substances are released; (ii) owners and operators of a facility at the time any hazardous substances were disposed; (iii) generators of hazardous substances that were released at such facility; and (iv) parties who arranged for the transportation of hazardous substances to such facility. We may be responsible under CERCLA for all or part of the costs to clean up sites at which hazardous substances have been released. Some states have similar provisions. In certain circumstances, neighbors, and other third parties may file claims based on common law tort liability theories for personal injury and property damage allegedly caused by the release of hazardous substances at a CERCLA site.

RESOURCE CONSERVATION AND RECOVERY ACT. Our operations may generate and result in the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the Federal Resource Conservation and Recovery Act ("RCRA"), and comparable state and local requirements. Although many of our wastes are presently exempt from requirements applicable to hazardous wastes, legislation has been proposed in Congress from time to time that would reclassify certain oil and gas wastes as "hazardous wastes" under RCRA, which reclassification would make such solid wastes subject to much more stringent handling, transportation, storage, disposal and clean up requirements. State initiatives to increase regulation of oil and gas wastes could have a similar impact.

NORM. Oil and gas exploration and production activities have been identified as generators of naturally-occurring radioactive materials ("NORM"). Some states currently regulate the generation, handling and disposal of NORM due to oil and gas exploration and production activities. We do not believe that our compliance with such regulations will have a material effect on its operations or financial condition, but there can be no assurance in this regard.

OSHA. The Occupational Safety and Health Act of 1970, as amended, ("OSHA") establishes employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to our operations.

OIL AND GAS REGULATION

The federal government and various state and local governments have adopted, and our operations are continuously affected by, numerous and complex laws and regulations respecting exploration and drilling for and production, transportation and marketing of oil and natural gas. State and local laws and regulations usually cover such matters as permitting and spacing of wells, unitization and pooling of oil and gas properties, maximum and allowable production rates, environmental protection, pollution control, taxation, bonding and insurance, surface restoration, plugging and abandonment of wells, flaring of gas, underground injection of saltwater and oilfield wastes, gathering and transportation of oil and gas, and other related matters. State laws and regulations regarding spacing, unitization and pooling often dictate whether and how much of our leases will be entitled to participate in production from oil and gas wells in which we have invested. Local governments are becoming increasingly active in regulating oil and gas activities, especially activities such as the location, drilling and operation of oil and gas wells and the construction and operation of pipelines in or near populated areas.

Regulation by the federal government includes regulation of the transportation and sale for resale of gas in interstate commerce pursuant to the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. In the past the federal government has regulated prices at which gas could be sold. Currently, producers may sell gas at uncontrolled market prices. In 1992, the Federal Energy Regulatory Commission ("FERC") issued Order No. 636, which generally required interstate pipelines to "un-bundle" or separate their previously combined services for transporting, selling, gathering and storing natural gas. The federal government and various state governments have adopted laws and regulations regarding the methods of calculating lease royalties, the time by which proceeds of production attributable to the interests of others must be paid by producers and the rights of producers to suspend payments for the proceeds of production attributable to others. Federal, state and local governments and their agencies are constantly reviewing the laws and regulations affecting the oil and gas industry. These reviews frequently result in the passage of new laws and the promulgation of new regulations affecting oil and gas producers. Such continuing increases in federal, state and local regulation could affect our profitability.

OPERATIONAL HAZARDS AND INSURANCE

Our operations are subject to all of the risks normally incident to the production of oil and gas, including blowouts, mechanical failure, casing collapse, oil spills and fires, each of which could result in severe damage to or destruction of oil and gas wells, production facilities or other property, or injury to persons. The energy business is also subject to environmental hazards such as oil spills, gas leaks and ruptures and discharge of toxic substances or gases that could expose us to substantial liability due to pollution and other environmental damage. We maintain insurance coverage considered to be customary in the industry, either directly or through third party operators who are contractually obligated to provide insurance coverage. We may not, however, be fully insured against certain of these risks, either because such insurance is not available or because of high premium costs. The occurrence of a significant event that is not fully insured against could have a material adverse effect on our financial position.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the Selling Security Holders shares pursuant to this prospectus (except for the exercise price of the A Warrants and the B Warrants) or from the sale of the Piggy Back Holder Shares pursuant to this Prospectus.

The proceeds realized (if any) from the sale of the 12,000,000 shares of our Common Stock being registered and from the exercise of the A Warrants and B Warrants (if any) will primarily be used for major capital projects (approximately 65%) and acquisitions (approximately 30%). We also anticipate using approximately 5% of the funds received from the sale of stock and warrants for our general corporate purposes.

Under our current business plan, we anticipate spending approximately $50,000,000 on oil and gas projects over the next three years. While much of this capital will come from internal cash flow, the sale of stock and warrants will bridge any gap that may exist. Additionally, we intend to pursue acquisitions not only in the oil and gas industry but also in other complementary industries. Finally, some of the stock will be used to attract and retain highly qualified individuals for the Company. The table below is a more detailed view of the projected use of proceeds.


         Sources of Funds                  Oil & Gas Projects                  Acquisitions          General Corporate Purposes
         ----------------                  ------------------                  -------------         --------------------------
Sale of Stock                                 $10,465,000                       $4,830,000                    $  805,000
(assumes $1.50 share less
commissions and $100,000 of
offering expenses )

Income from Warrants                          $ 9,668,749                       $4,462,500                    $  743,750
(assumes $.75 for A warrants and
$1.75 for B warrants)
                                              ------------                      ------------                  -----------
Total                                         $20,133,749                       $9,292,500                    $1,548,750
                                              ------------                      ------------                  -----------



                                 DIVIDEND POLICY

We have not paid any cash dividends on our common stock and it is not presently determinable when, if ever, we will pay cash dividends in the future.

                                    DILUTION

The pro forma net tangible book value of the Company as of December 31, 2000 was approximately $2,938,000 or $0.07 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company reduced by the amount of its total liabilities and divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the 12,000,000 shares of Common Stock offered hereby at the initial public offering price of $1.50 per share (after deducting the underwriting discount and estimated offering expenses), the adjusted pro forma net tangible book value of the Company as of December 31, 2000 would have been $19,138,343 or $0.33 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.26 per share of existing stockholders and an immediate dilution in net tangible book value of $1.17 per share to new investors. The following table illustrates this per share dilution:

Initial public offering price per share                    $1.50
  Pro forma net tangible book value per share as
    December 31, 2000                              $0.07
Increase per share attributable to new investors    0.26
                                                   -----

Adjusted pro forma net tangible book value per share
  After this Offering                                       0.33
                                                            ----
Dilution per share to new investors                        $1.17
                                                           =====

The following table summarizes on a pro forma basis, as of December 31, 2000, the difference between the existing stockholders and new investors with respect to the number of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid.

                       Share Purchased             Total Consideration             Average
                       -----------------------------------------------------       Price
                       Number          Percent     Amount            Percent       Per share
                       ----------      -------     ----------        -------       ---------
Exising stockholders   45,628,898        79.2%      3,503,311         16.3%        $0.08
New investors          12,000,000        20.8%     18,000,000         83.7%         1.50
                       ----------        ----      ----------        -----         -----
Totals                 57,628,898         100%     21,503,311          100%
                       ==========       =====      ==========        =====

                       PRICE RANGE OF PANGEA COMMON STOCK

Pangea common stock is currently traded on the OTC Bulletin Board under the symbol "PAPO." As of February 2, 2001, Pangea had 43,628,900 shares of common stock outstanding (which includes 12,650,000 shares issued to the escrow agents for the funding transaction described further under "Certain Relationships and Related Transactions-Funding") and had approximately 124 stockholders of record (this includes shares held by Cede & Co. as one shareholder. Cede & Co. may hold shares for numerous shareholders).

The following table sets forth certain information as to the high and low bid quotations quoted on the OTC Bulletin Board for 1998, 1999, 2000 and 2001 (through January 31, 2001). Information with respect to over-the-counter bid quotations represents prices between dealers, does not include retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

                                          Period      High       Low
                                          ------      ----       ----
                                           1998

During 1998, the Company was known as Zip Top, Inc. and traded under the symbol "ZTOP." We have not been able to locate information regarding the trading price of ZTOP during this time period.

                                           1999

         First Quarter                                5.00       1.44
         Second Quarter                               6.50       1.44
         Third Quarter                                2.38        .44
         Fourth Quarter                               1.00        .18

                                           2000

         First Quarter                                1.94        .19
         Second Quarter                               2.99        .28
         Third Quarter                                2.81       1.19
         Fourth Quarter                               1.78        .63

                                           2001

         First Quarter (as of January 31,
            2001)                                      1.75       .78

                       SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes thereto included elsewhere in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                         Year Ended December 31,
                                               ---------------------------------------------------------------------------
                                                    1996         1997             1998            1999            2000
                                               ------------  ------------    -------------    ------------    ------------
Consolidated Statements of Operations Data:

  Total revenues                               $      --     $      --     $       --      $     33,431    $       --

  Cost and expenses:
    Exploration abandonment expense                   --            --             --              --         1,377,967
    Cost of sales                                     --            --             --            71,105          28,284
    Selling, general and administration               --            --            3,384         208,818       3,631,113
    Impairment expenses                               --            --             --            75,653         552,550
    Depreciation, depletion and amortization          --            --             --            12,774          11,416
                                               -----------   -----------   ------------    ------------    ------------
      Total operating expenses                        --            --            3,384         365,350       5,601,330
                                               -----------   -----------   ------------    ------------    ------------
      Loss from operations                            --            --           (3,384)       (334,919)     (5,601,330)

  Other income (expenses)                             --            --               22        (360,850)       (585,292)
                                               -----------   -----------   ------------    ------------    ------------
      Net loss                                 $      --     $      --     $     (3,362)   $   (695,769)   $ (6,186,622)
                                               ===========   ===========   ============    ============    ============

Net loss per share                             $      --     $      --     $       --      $      (0.04)   $      (0.25)
                                               ===========   ===========   ============    ============    ============

Weighted Average common shares                        --            --       17,720,333      17,784,313      24,447,941
                                               ===========   ===========   ============    ============    ============

Consolidated Balance Sheet Data:
    Cash                                       $      --     $      --     $       --      $       --      $    599,727
    Total current assets                              --            --             --             7,698         689,217
    Total current liabilities                         --            --             --           559,826         449,950
    Long-term debt                                    --            --             --              --              --
    Stockholders' equity (deficit)                    --            --             --          (474,219)      2,938,343
                                               ===========   ===========   ============    ============    ============

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our financial condition, results of operations, liquidity and capital resources. This discussion should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

General

Pangea operated as a development stage company investing in a number of small oil and gas projects and through its Internet affiliate, Worldlink USA ("Worldlink") until Mass Energy was acquired in October of 2000. One half of the Worldlink subsidiary was sold to Paradigm Advanced Technology ("Paradigm") in September of 2000. Paradigm became the active partner in that operation after the sale. Pangea received 7,300,000 shares of Paradigm stock for the Worldlink asset as well as 12,500,000 Paradigm warrants with an exercise price of $1.00. In addition to the Worldlink asset, Pangea also awarded Paradigm 12,500,000 warrants with an exercise price of $1.00. The results of the Company's prior investments in small oil and gas projects have not resulted in a positive cash flow; however, work continues on two of these projects.

Pangea, through its affiliate Mass Energy, has undertaken to develop two oil and gas projects in 2000 and completed negotiations to acquire the rights to a third project. A discovery well was drilled on Pangea's Starr County, Texas project but, to date, this well has not resulted in any commercial oil or gas production. However, the field remains under evaluation for the drilling of additional wells at a later time. Drilling on the Company's Jackson County, Texas project was started in the last quarter of 2000. The discovery well for this project is currently being drilled. The third project in California is now under development.

Results of Operations

Currently, the Company has not obtained any revenue from its oil and gas investments; however, it is expected that cash flow should start by the middle of 2000. The completion of the wells on existing leases and newly acquired prospects (i.e. Kern County, CA) will require substantial capital investments before production is realized.

Comparison of Year Ended December 31, 2000 to Year Ended December 31, 1999

The increased loss that is shown in year 2000 results as compared to year end 1999 results is directly attributed to the re-organization and sale of a portion of the WorldLink USA asset, the Mass Energy acquisition, the finalization of a long term financing package for energy development projects and the greatly increased level of energy project spending. Early in 2000, the Company exchanged debt for equity with a major shareholder in order to clean up the WorldLink subsidiary. One half of that asset was then sold to Paradigm for an equity position in their company. The Mass Energy acquisition completed in the fourth quarter positioned the Company for operational control of two existing projects and ownership of valuable leases in East and South Texas. Very late in 2000, we committed a substantial equity position in the Company in order to secure a long term financing package from several groups that will enable us to move forward in an expeditious manner on several energy projects. Finally, spending on existing energy projects that are expected to bear fruit accelerated in the third and fourth quarters.

Comparison of Year Ended December 31, 1999 to Year Ended December 31, 1998

The Company in 1998 was still in a development stage with essentially no active projects. In 1999, we largely focused on the WorldLink operations and one small energy project. As noted above, losses associated with WorldLink were consolidated in early 2000 in order to position that activity for sale. The Company was still in the development stage and we expected to incur losses until our energy projects and acquisitions were completed and WorldLink was sold.

Liquidity and Capital Resources

The Company completed a long term financing package on December 29, 2000. The funds available to the Company under this package will be used to develop the Jackson County, Texas project and to start drilling on the Kern County, California project. The Company was able to fund years 2000 projects and start 2001 with capital received from investors and the long term financing package described above. The Company was essentially debt free as of December 31, 2000.

2000 Outlook

The Company is positioned to complete the Jackson County, Texas project, to start the Kern County, California project and to renew operations in Starr County, Texas with funds-in-hand or committed to us for use in the next few months. One of the major challenges that is creating delays in project completion, is availability of drilling and related service equipment due to tight demand within the industry.

                                    BUSINESS

General

About Pangea

Pangea Petroleum Corporation is a publicly traded company listed on the OTC Electronic Bulletin Board under the symbol "PAPO." We are largely an independent energy company engaged, through our wholly owned subsidiary, Mass Energy, Inc. in an active exploration and drilling program as well as the purchase, re-engineering, exploitation and development of proven oil and gas properties as a core business activity. The Officers and Directors of the Company are familiar with and understand the petroleum business. The Company structure will remain small through the use of carefully selected consultants, contractors and service companies.

Pangea will use capital and established proven technology to create value by generating significant production from established reserves that are of little interest to the major companies in the industry. Initially, the Company will focus on mature petroleum provinces in the United States that have adequate production and distribution infrastructures. In most cases, the Company will invest in projects to a sufficient degree to maintain decision-making control while leaving routine operating responsibility in the hands of competent partners and/or contractors. The Company will market its products through a mix of short and long term contracts to assure a reliable revenue stream and hedge marketing to flatten the swings in energy prices. Producing properties may be resold after enhanced production is established as appropriate to establish and maintain maximum asset value.

Pangea Petroleum Organization. We are a Colorado corporation incorporated on March 11, 1997 under the name Zip Top, Inc. On December 11, 1998, we changed our name to Pangea Petroleum Corporation. Until our acquisition of Mass Energy, Inc. in October 2000, we operated as a development stage company. Our main office (which we share with our wholly owned subsidiary, Mass Energy, Inc.) is located in Harris County, Texas, at 6776 SW Freeway, Suite 620, Houston, Texas 77074. We maintain all business functions in the Houston area. Primary corporate functions include business support, financial control, technology, production and technical support.

The group working with the financial control function will identify capital resources required to support our strategic goals. This office will also be responsible for human resources, planning, and other ordinary company functions. The financial control department will report to the Chairman and will control all of our finances and coordinate with corporate financial control. The department will be responsible for payables, receivables and financial planning. Technology is responsible for identifying and qualifying products, services, and systems required to support the petroleum production business. It will take the lead in selecting and qualifying contractors, consultants, and service companies required for the implementation of the Company's business plan. Finally, it will stay abreast of technology changes on the outside that will impact Pangea.

Production will control the production of petroleum products. It will work with partners and contractors to ensure optimum production at all times. Production will also take the lead in marketing all produced products. Technical support will be responsible for initial start up of new projects in conjunction with technology and production. It will serve in a coordinating role on all projects. Additionally, it will be the primary interface between service providers and the rest of the Company. It will approve all production plans and monitor implementation.

Revenue Model. Revenue potential and asset enhancement will be the guiding principal for all our investments. Projects will be selected and developed in a manner that will minimize capital required and maximize the utilization of existing production and collection infrastructure and geologic data. We will try to minimize risk by producing from known reserves first and then producing from other reserves made available by work-overs and other established techniques. Revenue streams from product sales will be enhanced by the careful selection and priorization of projects based on the above listed criteria.

Pangea intends to become a significant industry player by capturing a disproportion share of available revenue from key energy investments and maintain financial strength by developing a strategic mix of saleable products (oil and natural gas) that are marketed in a manner to minimize the fluctuations common to the energy marketplace. The planned mix of investments will support a predictable, growing revenue stream from product sales and augmented by income from the sale of enhanced productive properties.

The key financial assumption in our business plan is that a significant number of attractive energy investments will continue to be available for purchase and appropriate technology will be available through service companies and consultants to develop these properties.

Pangea will create value in three ways. First of all, we will develop a market leading position in the identification and exploitation of under-producing oil and gas reserves in established energy provinces such as the State of Texas. Using a judicial mix of current, proven technology and capital, Pangea will optimize production from established reserves. First-rate service companies that have been selected from an approved group of merit-based companies will implement approved projects. Revenue streams will be maximized by carefully marketing the products through a combination of spot and contract sales and in some cases product sales will be hedged.

The second major thrust for value creation will be the enhanced asset value realized from the development of the under-utilized reserves acquired by purchase. These reserves can frequently be produced for a number of years and then re-sold in the market place for greater value because of enhanced production and timing.

The final thrust will be the formation of strategic alliances and partnerships that will enable Pangea to play a greater role in the development of older reserves than it could achieve on its own. These partnerships might take the form of jointly owned reserves, production sharing agreements with service companies in return for production guarantees, or some combination of these and other shared business arrangements.

Pangea's organization will fully utilize strategic marketing to fully implement its business plan. We will select a strategic marketing consultant to guide us through this process.

Pangea intends to become a significant participant in select market niches in the energy industry. The niches include the development of under producing oil and natural gas reserves with capital and technology, the resale of improved and re-packaged producing properties and participation in the final production stage and disposition of select offshore projects. We will create value for our shareholders by leading the market in our niches and maintaining a strong financial base. We will use strategic marketing to stay ahead of the curve in our industry.

Industry. The petroleum industry is a global industry that is fundamental to all economic activity. It is composed of the down stream sector (refining, marketing, products and derivatives) and the upstream sector that is focused on finding and producing crude oil and natural gas. Oil and natural gas are commodities that are found throughout the world and they have been produced in increasing quantities since the mid 19th century. The exploration, production and transportation of these materials in the modern era generate an enormous appetite for capital because quantities sufficient to fuel the world's economic machine are rapidly becoming more difficult to find and expensive to produce. Consequently, a few global corporations and state energy companies dominate the industry. These companies tend to concentrate their investments on very large prospects and to quickly abandon less productive, older reserves.

The technology of producing oil and natural gas has improved tremendously but significant quantities of these materials are never produced from the typical reservoir. Increased capital and technology are almost always required as the reserves are produced in order to maintain an economic level of production. In many cases older fields have been abandoned with significant reserves still in place because the owners did not have access to capital and technology, but chose to deploy their resources in more prolific areas or the field was not accurately analyzed so that appropriate technology could be deployed. Practically all major oil companies in the United States are walking away from mature, productive fields (onshore and offshore) because they wish to deploy their capital to frontier areas with greater potential.

Mature energy provinces such as the United States have many productive fields with production and collection infrastructure in place that can be purchased. The infrastructure represents a significant required investment if production is to continue. These fields offer investment potential for those companies willing to commit capital and appropriate technology. The technology is readily available from consultants, service companies, and other groups established to support the petroleum production sector.

This plan will target the petroleum niche composed of fields with established reserves that require capital and/or technology in order to enhance or restore production.

About Mass Energy

Mass Energy, Inc., our wholly owned subsidiary since October 2000 is a Texas corporation organized on November 24, 1997. Mass Energy engages in an active exploration and drilling program as well as the purchase, re-engineering, exploitation and development of proven oil and gas properties as a core business activity in Texas and California. In addition to these states, it previously operated in Louisiana.

Mass Energy's main office is located in Harris County, Texas, at 6776 SW Freeway, Suite 620, Houston, Texas 77074. M&R Exploration Company and Mass Energy, Inc., both Texas business corporations, merged effective November 1, 1997. The plan of merger was adopted in accordance with the Texas Business Corporations Act. Under the terms of the merger, M&R Exploration Company was the surviving corporation. The plan of merger provided for the change of the corporate name to Mass Energy, Inc. Mass Energy currently has active leases in Texas (Shelby County, Starr County and Jackson County) and California (Kern County). Mass Energy has drilled wells in Shelby and Starr Counties in Texas and is drilling wells in Jackson County, Texas. Mass Energy is currently assessing the wells in Kern County, California. Mass Energy anticipates drilling to commence in the second quarter of 2001.

Primary Operating Areas
Leases

Shelby County, Texas
Flat Fork Prospect

The Shelby County Leases cover 2,387.672 acres and 6,541.211 acres, both located in Shelby County, Texas and are called the Flat Fork Prospect.

The Company owns a 50% operated working interest position in approximately 8929 gross acres of oil and gas leases located in Shelby County, Texas. An initial test well was drilled in the easternmost portion of this acreage in January 2000. This well was drilled underbalanced with dual stacked horizontal laterals for a total measured depth of approximately 17,000 feet. The well was tested at 3-5 million cubic feet of gas per day and approximately 130 barrels of saltwater per hour. This well should have been extremely profitable, but because of the expense involved to haul the saltwater from location, the well is uneconomical. On the westernmost portion of this acreage, the James Lime Formation has been economically produced without significant amounts of saltwater production. The Company is currently evaluating the possibility of drilling an additional well in this area.

Starr County, Texas
La Brisa Ranch Prospect

The Starr County Leases cover 1,268.73 acres and 589 acres, both located in Starr County, Texas. They are both covered by and Assignment, Bill of Sale and Conveyance ("Assignment"). The Assignment for the lease for 1,268.73 acres covers an undivided 84.875% leasehold interest at a 63.65625% Net Revenue Interest. Such lease includes 2 tracts of land, 1,100.73 acres and 168 acres. The Assignment for the lease for 589 acres covers an undivided 63.65625% leasehold interest at a 47.7421875% Net Revenue Interest. Such lease is for 1 tract of land.

The Company currently owns 75% operated working interest in oil and gas leases in the La Brisa Ranch prospect, located in Starr County, Texas. Approximately 1,858 acres are now under lease; being two leases for 1268.73 acres and 589 acres. In October 2000, in the southern portion of this acreage, the Company drilled a 7000 feet test (Garnett #1 Well) which offset a well drilled in 1926 that blew out in the 5400 feet Sand. The well was tested and found to be uncommercial. Approximately 50 square miles of 3-D data was shot encompassing the northern portion of our acreage position. The Company has identified, through sub-surface control, a prospective drilling location, but will solicit 3-D interpretation to confirm this prospect. The Company intends to drill this prospect in the second or third quarter of 2001.

Jackson County, Texas
SW El Toro 3-D Prospect

The Jackson County Leases cover 425 acres and 158.10 acres, both located in Jackson County, Texas. The 425 acre lease is a Farmout Agreement which requires a $150,000 payment in 3 installments due November 18, 2000, December 18, 2000 and the date the well is spudded. The 158.10 acre lease is an Oil, Gas and Mineral Lease executed November 16, 2000.

The Company currently owns 100% operated working interest in 425 acres in the deep mineral rights acquired in a farm-out agreement with White Oak Energy, et. al. The Company owns 100% in this prospect AMI (area of mutual interest) with White Oak Energy, et. al. Retaining a 15% back-in position on the first two wells drilled. Additional oil and gas leases, being approximately 371 gross acres were acquired adjacent to our prospect area. Approximately 80 square miles of 3-D was shot by an independent contractor, which included our acreage. This prospect was generated through 3-D Seismic interpretation by the Keljor Group. A test well (Vincik #3 Well) was spud on January 18, 2001 and is expected to reach total depth around February 18, 2001.

Kern County, California
35X Anticline Prospect

The Kern County Lease covers 2,252 acres located in Kern County, California. This lease is covered by an Assignment of Oil and Gas Leases executed December 15, 2000 by Mass Energy and Samedan Oil Corporation and covers 7 leases.

The Company currently owns 75% operated working interest in approximately 2252 gross acres located in Kern Country, California. This acreage was acquired by Mass Energy from Samedan Oil Corporation, and covers seven leases. Plans are to drill an underbalanced horizontal single-lateral well in the Antelope Shale formation at approximately 4450 feet with a lateral length of 2500 feet. This well should spud in the second quarter of 2001.

Business Strategy

Our business strategy includes an active exploration and drilling program as well as the purchase, re-engineering, exploitation and development of proved oil and gas properties as a core business activity. Our strategy will continue to include exploration and development drilling programs designed to use under-balanced horizontal drilling technologies and to use three dimensional ("3-D") seismic technology with comprehensive integration of subsurface control, production, engineering, and other data, as available, as a means of reducing risks.

Normally our capital budget would be 40% acquisitions, 30% re-engineering and development, and 30% exploration. However, considering the current industry conditions, we intend to focus on 30% acquisitions (either purchase of assets, or corporate acquisitions and mergers, that we expect will be available in
2001), 20% on re-engineering and development and 50% on exploration drilling. We have budgeted approximately $5 million capital expenditures in 2001 related to currently held projects.

We have set a goal of $20 million of capital expenditures related to the development of these new properties. If we are successful in our goals, approximately 85% of our budget will be for exploration and drilling, purchases and re-engineering of producing properties, with the remainder dedicated to exploitation and development activities, pre-drilling exploration costs and acquisitions. The proportion of our capital expenditure budget expended for each of these activities could change substantially, depending upon the relative cost of the drilling and acquisition opportunities presented to us, the availability of external financing and our assessment of the risk, cost, and potential return.

We will continue to direct a portion of our capital budget and manpower to exploration activities, by means of retaining direct interests and selling interests in our prospects to industry participants for cash, and carried or reversionary interests. Under such arrangements, our percentage interest in revenues from successful drilling could be higher than our percentage share of the cost. This strategy is intended to expose us to potentially significant reserves.

Hedging Activities

In connection with future production, we will hedge certain future natural gas production quantities, in order to reduce our sensitivity to price fluctuations. We intend to engage in hedging activities through price swaps, derivative financial instruments and other market risk sensitive instruments in connection with new production and acquisitions, if any. We use such instruments for the purpose of reducing our exposure to the volatility of oil and gas prices and not for speculative investment purposes. While intended to reduce the effects of oil and gas price volatility, hedging transactions may limit potential gains earned by us from oil and gas price increases and may expose us to the risk of financial loss in certain circumstances. In a typical hedge transaction, it is expected that we will receive payment from a counterparty to the hedge of the excess of the fixed price specified in the hedge contract over a floating price based on a market index, multiplied by the volume of production hedged. Conversely, if the floating price exceeds the fixed price, we would be required to pay the counterparty the difference multiplied by the volume of production hedged. We would be required to pay the difference between the floating price and the fixed price regardless of whether we have sufficient production to cover the quantities specified in the hedge. Under such circumstances, unanticipated reductions in production could require us to make payments even when such payments are not offset by proceeds from sales of production. Although we could benefit from a hedging arrangement, hedging could also prevent us from receiving the full advantage of increases in crude oil or natural gas prices above the fixed price specified in the hedge.

Joint Operations With Others; Non-Operator Status

We may own less than 100% of the working interest in many of our oil and gas holdings. Operations are likely to be conducted jointly with other working interest owners. Joint operating arrangements are customary in the oil and gas industry and are generally conducted pursuant to a joint operating agreement whereby a single working interest owner is designated the operator. At present, we are the operator of the majority of our oil and gas properties. We could possibly be a non-operating working interest owner in other wells in the future. For properties where we own less than 50% of the working interest, drilling and operating decisions may not be entirely within our control. If we disagree with the decision of a majority of working interest owners, we may be required, among other things, to postpone the proposed activity, relinquish or farm-out its interest or decline to participate. If we decline to participate, we might be forced to relinquish our interest or may be subject to certain non-consent penalties, as provided in the applicable operating agreement. Such penalties typically allow participating working interest owners to recover from the proceeds of production, if any, an amount equal to 200%-500% of the non-participating working interest owner's share of the cost of such operations.

Under most operating agreements, the operator is given direct and full control over all operations on the properly and is obligated to conduct operations in a workman-like manner; however the operator is usually not liable to the working interest owners for losses sustained or for liabilities incurred, except those resulting from its own gross negligence or willful misconduct. Each working interest owner is generally liable for its share of the costs of developing and operating jointly owned properties. The operator is required to pay the expenses of developing and operating the property and will invoice working interest owners for their proportionate share of such costs. In instances where we are a non-operating working interest owner, we may have a limited ability to exercise control over operations and the associated costs of such operations. The success of our investment in such non-operated activities may, therefore, be dependent upon a number of facts that are outside of our direct control.

Under most operating agreements and the laws of certain states, operators of oil and gas properties may be granted liens on the working interests of other non-operating owners in the well to secure the payment of amounts due the operator. The bankruptcy or failure of the operator or other working interest owners to pay vendors who have supplied goods or services applicable to wells could result in filing of mechanics' and materialmens' liens which would encumber the well and the interests of all joint owners At this time, we do not have Joint operating arrangements in which we own less than 100% of the working interest in our oil and gas holdings. However, we anticipate that in the future some operations will be conducted jointly with other working interest owners pursuant to a joint operating agreement whereby a single working interest owner is designated the operator.

Markets and Customers

The revenue generated by our operations are highly dependent upon the prices of, and demand for crude oil and natural gas. Historically, the markets for crude oil and natural gas have been volatile and are likely to continue to be volatile in the future. The prices received by the Company for its crude oil and natural gas production and the level of such production are subject to wide fluctuations and depend on numerous factors beyond our control including seasonality, the condition of the United States economy (particularly the manufacturing sector), foreign imports, political conditions in other oil-producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic regulation, legislation and policies. Decreases in the prices of crude oil and natural gas have had, and could have in the future, an adverse effect on the carrying value of our proved reserves and our revenue, profitability and cash flow from operations.

In order to manage our exposure to price risks in the marketing of our crude oil and natural gas, we, from time to time, will have to enter into fixed price delivery contracts, financial swaps and crude oil and natural gas futures contracts as hedging devices. To ensure a fixed price for future production, we may sell a futures contract and thereafter either (i) make physical delivery of crude oil or natural gas to comply with such contract or (ii) buy a matching futures contract to unwind its futures position and sell its production to a customer. Such contracts may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase or deliver the contracted quantities of crude oil or natural gas, or a sudden, unexpected event materially impacts crude oil or natural gas prices. Such contracts may also restrict the ability of us to benefit from unexpected increases in crude oil and natural gas prices.

Competition

We operate in a highly competitive environment. Competition is particularly intense with respect to the acquisition of desirable undeveloped crude oil and natural gas properties. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. We compete with major and independent crude oil and natural gas companies for properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

The principal resources necessary for the exploration and production of crude oil and natural gas are leasehold prospects under which crude oil and natural gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations. We must compete for such resources with both major crude oil and natural gas companies and independent operators. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future, we cannot assure you that such materials and resources will be available to us.

We face significant competition for obtaining additional natural gas supplies for gathering and processing operations, for marketing NGLs, residue gas, helium, condensate and sulfur, and for transporting natural gas and liquids. Our principal competitors include major integrated oil companies and their marketing affiliates and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major crude oil and natural gas companies, have capital resources and control supplies of natural gas substantially greater than the Company. Smaller local distributors may enjoy a marketing advantage in their immediate service areas.

We compete against other companies in our natural gas processing business both for supplies of natural gas and for customers to which we sell our products. Competition for natural gas supplies is based primarily on location of natural gas gathering facilities and natural gas gathering plants, operating efficiency and reliability and ability to obtain a satisfactory price for products recovered. Competition for customers is based primarily on price and delivery capabilities.

Regulatory Matters

Our operations are affected from time to time in varying degrees by political developments and federal, state, provincial and local laws and regulations. In particular, oil and gas production operations and economics are, or in the past have been, affected by price controls, taxes, conservation, safety, environmental, and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations.

Price Regulations

In the recent past, maximum selling prices for certain categories of crude oil, natural gas, condensate and NGLs in the United States were subject to federal regulation. In 1981, all federal price controls over sales of crude oil, condensate and NGLs were lifted. In 1993, the Congress deregulated natural gas prices for all "first sales" of natural gas. As a result, all sales of our United States produced crude oil, natural gas, condensate and NGLs may be sold at market prices, unless otherwise committed by contract.

United States Natural Gas Regulation

Historically, interstate pipeline companies in the United States generally acted as wholesale merchants by purchasing natural gas from producers and reselling the gas to local distribution companies and large end users. Commencing in late 1985, the Federal Energy Regulatory Commission (the "FERC") issued a series of orders that have had a major impact on interstate natural gas pipeline operations, services, and rates, and thus have significantly altered the marketing and price of natural gas. The FERC's key rule making action, Order No. 636 ("Order 636"), issued in April 1992, required each interstate pipeline to, among other things, "un-bundle" its traditional bundled sales services and create and make available on an open and nondiscriminatory basis numerous constituent services (such as gathering services, storage services, firm and interruptible transportation services, and standby sales and gas balancing services), and to adopt a new ratemaking methodology to determine appropriate rates for those services. To the extent the pipeline company or its sales affiliate makes natural gas sales as a merchant, it does so pursuant to private contracts in direct competition with all of the sellers, such as us; however, pipeline companies and their affiliates were not required to remain "merchants" of natural gas, and most of the interstate pipeline companies have become "transporters only," although many have affiliated marketers. In subsequent orders, the FERC largely affirmed the major features of Order 636. By the end of 1994, the FERC had concluded the Order 636 restructuring proceedings, and, in general, accepted rate filings implementing Order 636 on every major interstate pipeline. The federal appellate courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to the individual pipelines. We do not believe that Order 636 and the related restructuring proceedings affect us any differently than other natural gas producers and marketers with which we compete.

In recent years the FERC also has pursued a number of other important policy initiatives that could significantly affect the marketing of natural gas in the United States. Some of the more notable of these regulatory initiatives include
(i) a series of orders in individual pipeline proceedings articulating a policy of generally approving the voluntary divestiture of interstate pipeline owned gathering facilities by interstate pipelines to their affiliates (the so-called "spin down" of previously regulated gathering facilities to the pipeline's non-regulated affiliates), (ii) the completion of rule-making involving the regulation of pipelines with marketing affiliates under Order No. 497, (iii) various FERC orders adopting rules proposed by the Gas Industry Standards Board which are designed to further standardize pipeline transportation tariffs and business practices, (iv) a notice of proposed rulemaking that, among other things, proposes (aa) to eliminate the cost-based price cap currently imposed on natural gas transactions of less than one year in duration, (bb) to establish mandatory "transparent" capacity auctions of short-term capacity on a daily basis, and (cc) to permit interstate pipelines to negotiate terms and conditions of service with individual customers, (v) a notice of inquiry which continues the FERC's review of its regulatory policies with respect to the pricing of long-term pipeline transportation services by presenting a range of questions to the industry dealing with current cost-based pricing of new and existing capacity and alternative rate mechanism options, including the desirability of pricing interstate pipeline capacity utilizing market-based rates, incentive rates, or indexed rates, and (vi) a notice of proposed rulemaking that proposes generic procedures to expedite the FERC's handling of complaints against interstate pipelines with the goals of encouraging and supporting consensual resolutions of complaints and organizing the complaint procedures so that all complaints are handled in a timely and fair manner. Several of these initiatives are intended to enhance competition in natural gas markets, although some, such as "spin downs," may have the adverse effect of increasing the cost of doing business on some in the industry, including us as a result of the monopolization of those facilities by their new, unregulated owners. As to all of these FERC initiatives, the ongoing, or, in some instances, preliminary and evolving nature of these regulatory initiatives makes it impossible at this time to predict their ultimate impact on our business. However, we do not believe that these FERC initiatives will affect it any differently than other natural gas procedures and marketers with which it competes.

Since Order 636 FERC decisions involving onshore facilities have been more liberal in their reliance upon traditional tests for determining what facilities are "gathering" and therefore exempt from federal regulatory control. In many instances, what was once classified as "transmission" may now be classified as "gathering." The Company ships certain of its natural gas through gathering facilities owned by others, including interstate pipelines, under existing long term contractual arrangements. Although these FERC decisions have created the potential for increasing the cost of shipping our gas on third party gathering facilities, the Company's shipping activities have not been materially affected by these decisions.

Commencing in October 1993, the FERC issued a series of rules (Order Nos. 561 and 561-A) establishing an indexing system under which oil pipelines will be able to change their transportation rates, subject to prescribed ceiling levels. The indexing system, which allows or may require pipelines to make rate changes to track changes in the Producer Price Index for Finished Goods, minus one percent, became effective January 1, 1995. In certain circumstances, these rules permit oil pipelines to establish rates using traditional cost of service or other methods of rate making. We do not believe that these rules affect us any differently than other crude oil producers and marketers with which we compete.

Additional proposals and proceedings that might affect the natural gas industry in the United States are considered from time to time by Congress, the FERC, state regulatory bodies and the courts. We cannot predict when or if any such proposals might become effective or their effect, if any, on our operations. The oil and gas industry historically has been very heavily regulated; thus there is no assurance that the less stringent regulatory approach recently pursued by the FERC and Congress will continue indefinitely into the future.

State and Other Regulation

All of the jurisdictions in which we lease or own producing crude oil and natural gas properties have statutory provisions regulating the exploration for and production of crude oil and natural gas, including provisions requiring permits for the drilling of wells and maintaining bonding requirements in order to drill or operate wells and provisions relating to the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units and the density of wells that may be drilled and the unitization or pooling of crude oil and natural gas properties. In this regard, some states and provinces allow the forced pooling or integration of tracts to facilitate exploration while other states and provinces rely on voluntary pooling of lands and leases. In addition, state and provincial conservation laws establish maximum rates of production from crude oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose certain requirements regarding the ratability of production. Some states, such as Texas and Oklahoma, have, in recent years, reviewed and substantially revised methods previously used to make monthly determinations of allowable rates of production from fields and individual wells. The effect of these regulations is to limit the amounts of crude oil and natural gas we can produce from its wells, and to limit the number of wells or the location at which we can drill.

State and provincial regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take requirements, but does not generally entail rate regulation. In the United States, natural gas gathering has received greater regulatory scrutiny at both the state and federal levels in the wake of the interstate pipeline restructuring under Order 636. For example, on August 19, 1997, the Texas Railroad Commission enacted a Natural Gas Transportation Standards and Code of Conduct to provide regulatory support for the State's more active review of rates, services and practices associated with the gathering and transportation of gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.

In the event we conduct operations on federal or Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies. In addition, in the United States, the Minerals Management Service ("MMS") has recently issued a final rule to clarify the types of costs that are deductible transportation costs for purposes of royalty valuation of production sold off the lease. In particular, MMS will not allow deduction of costs associated with marketer fees, cash out and other pipeline imbalance penalties, or long-term storage fees. Further, the MMS has been engaged in a three-year process of promulgating new rules and procedures for determining the value of oil produced from federal lands for purposes of calculating royalties owed to the government. The oil and gas industry as a whole has resisted the proposed rules under an assumption that royalty burdens will substantially increase. We cannot predict what, if any, effect any new rule will have on its operations.

Environmental Matters

Our operations are subject to numerous federal, state, provincial and local laws and regulations controlling the generation, use, storage, and discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences; restrict the types, quantities, and concentrations of various substances that can be released into the environment in connection with drilling, production, and gas processing activities; suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, and other protected areas; require remedial measures to mitigate pollution from historical and on-going operations such as use of pits and plugging of abandoned wells; restrict injection of liquids into subsurface strata that may contaminate groundwater; and impose substantial liabilities for pollution resulting from our operations. Environmental permits required for our operations may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. We believe that it is in substantial compliance with current environmental laws and regulations, and that we will not be required to make material capital expenditures to comply with existing laws. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on us as well as the oil and gas industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

In the United States, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as "Superfund," and comparable state statutes impose strict, joint, and several liability on certain classes of persons who are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of a disposal site or sites where a release occurred and companies that generated, disposed or arranged for the disposal of the hazardous substances released at the site. Under CERCLA such persons or companies may be retroactively liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is common for neighboring land owners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial civil and criminal penalties for failing to prevent surface and subsurface pollution, as well as to control the generation, transportation, treatment, storage and disposal of hazardous waste generated by oil and gas operations. Although CERCLA currently contains a "petroleum exclusion" from the definition of "hazardous substance," state laws affecting our operations impose cleanup liability relating to petroleum and petroleum related products, including crude oil cleanups. In addition, although RCRA regulations currently classify certain oilfield wastes which are uniquely associated with field operations as "non-hazardous," such exploration, development and production wastes could be reclassified by regulation as hazardous wastes thereby administratively making such wastes subject to more stringent handling and disposal requirements.

We currently own or lease properties that for many years have been used for the exploration and production of oil and gas. Although we utilize standard industry operating and disposal practices, hydrocarbons or other wastes may be disposed of or released on or under the properties owned or leased by us or on or under other locations where such wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under our control. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA, and analogous state laws. Our operations are also impacted by regulations governing the disposal of naturally occurring radioactive materials ("NORM"). The Company must comply with the Clean Air Act and comparable state statutes which prohibit the emissions of air contaminants, although a majority of our activities are exempted under a standard exemption. Moreover, owners, lessees and operators of oil and gas properties are also subject to increasing civil liability brought by surface owners and adjoining property owners. Such claims are predicated on the damage to or contamination of land resources occasioned by drilling and production operations and the products derived therefrom, and are usually causes of action based on negligence, trespass, nuisance, strict liability and fraud.

United States federal regulations also require certain owners and operators of facilities that store or otherwise handle oil to prepare and implement spill prevention, control and countermeasure plans and spill response plans relating to possible discharge of oil into surface waters. The federal Oil Pollution Act ("OPA") contains numerous requirements relating to prevention of, reporting of, and response to oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate crude oil cleanup programs with respect to contaminated soil.

We are not currently involved in any administrative, judicial or legal proceedings arising under domestic or foreign federal, state, or local environmental protection laws and regulations, or under federal or state common law, which would have a material adverse effect on our financial position or results of operations. Moreover, we maintain insurance against costs of clean-up operations, but it is not fully insured against all such risks. A serious incident of pollution may, as it has in the past, also result in the suspension or cessation of operations in the affected area.

Title to Properties

As is customary in the crude oil and natural gas industry, we make only a cursory review of title to undeveloped crude oil and natural gas leases at the time they are acquired by us. However, before drilling commences, we require a thorough title search to be conducted, and any material defects in title are remedied prior to the time actual drilling of a well begins. To the extent title opinions or other investigations reflect title defects, we, rather than the seller of the undeveloped property, is typically obligated to cure any title defect at its expense. If we were unable to remedy or cure any title defect of a nature such that it would not be prudent to commence drilling operations on the property, we could suffer a loss of its entire investment in the property. We believe that we have good title to our crude oil and natural gas properties, some of which are subject to immaterial encumbrances, easements and restrictions.

Strategic Alliance with Paradigm Advanced Technologies

In the summer of 2000, we entered into a strategic alliance with Paradigm Advanced Technologies to jointly operate Worldlink USA, LLC, a development stage company (that we previously owned) that owns and licenses video streaming technology and a library of concerts previously broadcast over the Internet. Paradigm is a development stage company engaged in the business of developing, marketing, and selling digital image and interactive global positioning system tracking technology.

Employees

As of January 31, 2001, Pangea has 4 full-time employees, including executive officers, non-executive officers, secretarial and clerical personnel and field personnel. Additionally, Pangea retains contract pumpers on a month-to-month basis. Pangea also retains independent geological and engineering consultants from time to time on a limited basis and expects to continue to do so in the future.

As of January 31, 2001, Mass Energy has 2 full-time employees, including executive officers, non-executive officers, secretarial and clerical personnel and field personnel.

Office Facilities

Pangea and Mass Energy share executive and administrative offices located at 6776 SW Freeway, Suite 620, Houston, Texas 77074, consisting of approximately 3,234 rentable square feet (8 offices). Such space is leased until October 31, 2003 at an aggregate rate of $3,665.20 per month until October 31, 2001; $3,692.15 from November 1, 2001 until October 31, 2002; and $3,719.10 from
November 1, 2002 until October 31, 2003.

Litigation

General. From time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on us.

                                   MANAGEMENT

Directors and Executive Officers

Set forth below are the names, ages, years of service and positions of the executive officers and directors of Pangea.

Name                         Age                      Office
----                         ----                     ------

Charles B. Pollock            61    Chief Executive Officer and Chairman of
                                    the Board of Directors
David H. Lennox               64    President and Director
Randall W. Massey             46    Chief Operating Officer and President,
                                    Chief Executive Officer and Secretary of
                                    Mass Energy
Mary E. Pollock               34    Senior Vice President
Edward R. Skaggs              35    Director
Scott Massey                  46    Chief Financial Officer of Mass Energy

CHARLES B. POLLOCK, 61, was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1999. From January 1994 to September 1995, Mr. Pollock was President of Praxair Indonesia, an industrial gas company where his responsibilities were those as Chief Executive Officer of such company. From October 1995 to August 1996, he was manager of Praxair, Inc., an industrial gas company. His responsibilities included strategic marketing and competition analysis. From September 1996 to May 1999, Mr. Pollock was self-employed as a consultant in which his projects included the acquisition and sale of businesses, competitive analysis and strategic marketing. Mr. Pollock received his Bachelor of Science degree in 1962 from North Carolina State University, his Master of Science degree in Ceramic Engineering from North Carolina State University in 1968 and his PhD in Material Engineering from North Carolina State University in 1972.

DAVID H. LENNOX, 64, was appointed the President and a Director of the Company in January 2000. Mr. Lennox has over 20 years management experience in the construction industry. Since January 1976, Mr. Lennox has been President of Legend Construction where his responsibilities include the day-to-day operations of such Company. Mr. Lennox received his Bachelor's Degree from Lehigh University in 1962 and his Masters of Science Degree in Operations Research from Lehigh University in 1966.

RANDALL W. MASSEY, 46, was appointed as Chief Operating Officer and a Director of the Company in October 2000. Mr. Massey began his career in the oil industry in 1980 as an independent landman. In 1984, he joined a small E & P Company, Natural Energy, Inc., as Vice President where he concentrated on deal making and the associated financing. He established M & R Exploration in 1989, where he served as President. This company grew through exploration and field acquisitions to more than $30 million in assets. In 1997, Mr. Massey sold this company, with the remaining company being Mass Energy. Since such time, Mr. Massey has operated such company. Mr. Massey graduated from the University of Houston in 1979 with a Bachelor of Science Degree in Pharmaceutical Sciences.

MARY E. POLLOCK, 34, was appointed as Senior Vice President of the Company on January 22, 2001. Ms. Pollock has over 12 years experience in Human Resources, Marketing and General Administration in small high growth companies in a variety of industries. She has additional expertise in managing the administrative functions during mergers and acquisitions of a company. She started her career at the law firm of Bondurant, Mixson & Elmore in 1989 as a Human Resources Generalist where she obtained a solid background in employment law. She then joined Randstad Staffing Services in 1994 where she held a variety of positions including Business Development Manager, Communications Manager and Human Resources Manager. She joined Sunworthy Wallcovering in January 1997 as the Director of Human Resources, North America and was an important part of their transition team after its acquisition in the first quarter of 1999. She joined Porsche Cars North America in March of 1999 as Porsche was relocating their corporate headquarters to Atlanta, Georgia as the Human Resources Manager, North America. Ms. Pollock graduated from Emory University in 1984 with a Bachelor of Arts in English.

EDWARD R. SKAGGS, was appointed to the Board of Directors of the Company on December 18, 2000. Mr. Skaggs has over 10 years of experience in investigations and security. In addition, he has extensive experience in retail management specifically dealing in personnel issues and security matters. Mr. Skaggs started his career as an Assistant District Manager for EZ Mart Storers in 1988. In June 1991, he left EZ Mart to form an investigative consulting firm, Skaggs & Associates, Inc. where he continues to work. He received a Bachelor of Arts degree in Political Science from Texas Tech in 1992.

C. SCOTT MASSEY, 48, was appointed as Chief Financial Officer of Mass Energy on January 9, 1989. Mr. Massey received a Bachelor of Business Administration degree in Accounting from the University of Texas in 1974 and a law degree from the University of Houston in 1977. Mr. Massey started his career working for KPMG Peat Marwick in 1977 and took early retirement in 1998, after 13 years as a Partner. During the years that he worked for KPMG, ten of those were in the Houston Office (Oil and Gas Group). Mr. Massey was the lead Partner for Murphy Oil and Crystal Oil Co. while at KPMG and was also on the Board of Directors at Applied Snubbing Technology (Cudd Pressure Control). Since 1998, Mr. Massey has operated a private accounting firm based in Shreveport, Louisiana.

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2001. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

COMPENSATION OF DIRECTORS

Directors do not currently receive any compensation for attending meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth a summary of compensation for the fiscal years ended December 31, 1998, 1999, 2000 and 2001 paid by us to Charles B. Pollock, our Chairman of the Board and Chief Executive Officer; David Lennox, our President; Karen Cloud, our former Secretary; Mary E. Pollock, Senior Vice President, Edward R. Skagg, Board Member and Randall W. Massey (paid by Mass Energy)



                           SUMMARY COMPENSATION TABLE
                                                                                                  Long Term
                                                                    Annual Compensation      Compensation Awards
Name and Principal                                                 ----------------------       Options/SARs
Position                                                Year      Salary($)      Bonus(1)             (#)
------------------                                      ----      ---------      --------    ------------------
Charles  B. Pollock                                    1998       N/A            N/A               N/A
CEO and Chairman of Board                              1999       $28,000(2)     50,000(3)         370,000(4)


                                                       2000       $51,000(2)    100,000(3)         620,000(4)
                                                                                                   200,000(6)
                                                                                                   500,000(7)
                                                       2001       $60,000(5)    200,000 options(4) 650,000 options(4)

Randall W. Massey                                      1998       N/A           N/A                N/A
COO and Director                                       1999       N/A           N/A                N/A
President of Mass Energy                               2000       $15,000       50,000(4)          95,000(4)
                                                                                                   200,000(6)
                                                                                                   500,000(7)
                                                       2001       $60,000       200,000(4)         350,000(4)

Karen Cloud                                            1998       N/A           N/A                N/A
Former Secretary                                       1999       $19,500       25,000(3)          6,000(4)
                                                       2000       $39,000       75,000(4)          15,000 4)
                                                                                                   100,000(6)
                                                                                                   250,000(7)

David H. Lennox                                        1998       N/A           N/A                N/A
President and Director                                 1999       N/A           50,000(3)          20,000(4)
                                                       2000       $42,000       100,000(3)         350,000(4)
                                                                                                   200,000(6)
                                                                                                   500,000(7)

                                                       2001       $60,000       250,000 options(4) 350,000 options(4)

Mary E. Pollock                                        1998       N/A           N/A                N/A
Senior Vice President                                  1999       N/A           N/A                N/A
                                                       2000       N/A           N/A                N/A
                                                       2001       $60,000(5)    100,000 options(4) 300,000 options (4)

Edward R. Skaggs                                       1998       N/A           N/A                N/A
Board Member                                           1999       N/A           N/A                N/A
                                                       2000       N/A           N/A                50,000 options(4)
                                                       2001       N/A           N/A                50,000 options(4)



(1) All bonus payments are made in grants of Pangea Stock Options.

(2) $24,000 in cash, balance in S-8 and restricted stock. Non-cash will be paid in Pangea stock at the rate of $1.00 per share for S-8 shares and $.35 per share of 144 restricted shares.

(3) Pangea Stock Options with an exercise price of $.50 per share

(4) Pangea Stock Options with an exercise price of $1.00 per share

(5) Salary is in a combination of cash and Pangea Stock at rates of $1 for S-8 shares and $.35 for restricted shares.

(6) Pangea Stock Options with an exercise price of $2.00 per share

(7) Pangea Stock Options with an exercise price of $5.00 per share

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2000

The table below contains certain information concerning stock options granted to Messrs. Pollock, Lennox, Massey and Karen Cloud (formerly our Secretary) during 2000:


                          OPTION GRANTS IN FISCAL YEAR

                            Options        % of Total       Exercise     Expiration Date   Potential Realizable Value at Assumed
                            Granted          Options        Price Per                      Rates of Stock Price Appreciation for
                                           Granted to         Share                         Option Term
Name                                       Employees
------------------------ --------------- ---------------- -------------- ----------------- ------------------------- -------------
                                                                                                      5%                    10%
      C. Pollock            620,000           14.8            $1.00          12/31/03
         (35%)              150,000            3.6            $ .50          12/31/03
                            200,000            4.8            $2.00          11/01/03
                            500,000           11.9            $5.00          11/01/01

       D. Lennox            570,000           13.5            $1.00          12/31/03
        (33.8%)             150,000            3.6            $ .50          12/31/03
                            200,000            4.8            $2.00          11/01/03
                            500,000           11.9            $5.00          11/01/01

       K. Cloud              46,000            1.1            $1.00          12/31/03
        (11.2%)              75,000            1.8            $ .50          12/31/03
                            100,000            2.4            $2.00          11/01/03
                            250,000            6.0            $5.00          11/01/01

       R. Massey            125,000            3.0            $1.00          12/31/03
        (19.7%)             200,000            4.8            $2.00          11/01/03
                            500,000           11.9            $5.00          11/01/01

      J. Wheeler             13,000             .3



The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2000 by Messrs. Pollock, Lennox and Ms. Cloud and the fiscal year end value of unexercised options held by Messrs. Pollock, Lennox, Massey and Ms. Cloud.


  Aggregated Options Exercised in Fiscal 2000 and Fiscal Year End Option Values



Name                 Shares Acquired   Value           Number of Unexercised        Value of unexercised in-the-money options on
                     by Exercise #     Realized $      Options on 12/31/00          12/31/00
                                                       # exer/unexercisable         $exer/unexercisable
-------------------- ----------------- --------------- ---------------------------- ------------------------------------------------
C. Pollock           450,000           $229,000        1,020,000/0
D. Lennox            450,000           $218,000        970,000/0
K. Cloud             121,000           $92,000         350,000/0
R. Massey            75,000            $12,000         750,000/0
J. Wheeler           13,000            0               13,000/0



Long Term Incentive Plan Awards During the Fiscal Year Ended December 31, 2000 We did not make any awards under a long-term incentive plan during the fiscal year ended December 31, 2000.

Employment Agreements

We have entered into employment agreements with each of Messrs. Pollock, Lennox and Massey, and Ms. Pollock. The following sets forth the terms of the employment agreements:

Charles B. Pollock--On June 1, 1999, we entered into an employment agreement with Mr. Pollock which ends on December 31, 2002 to act as our Chairman of the Board of Directors and Chief Executive Officer. Pursuant to the employment agreement, Mr. Pollock is paid a salary of $4,000 per month plus an option to purchase 50,000 Pangea S-8 shares per month at an exercise price of $1.00 per share. In addition, we provide medical benefits for Mr. Pollock. Mr. Pollock also receives as a bonus three (3%) percent of the net proceeds received by us upon the successful completion of the sale of any major company assets (major asset is defined as an asset whose sale price is $500,000 or more).

David H. Lennox--On January 5, 2000, we entered into an employment agreement with Mr. Lennox which ends on December 31, 2001 to act as our President. Pursuant to the employment agreement, Mr. Lennox is paid a salary of $3,000 per month plus an option to purchase 25,000 Pangea shares per month at an exercise price of $1.00 per share. In addition, we provide medical benefits for Mr. Lennox. Mr. Lennox also receives as a bonus three (3%) percent of the net proceeds received by us upon the successful completion of the sale of any major company assets (major asset is defined as an asset whose sale price is $500,000 or more).

Randy Massey--On September 15, 2000, we entered into a two (2) year employment agreement with Mr. Massey to act as our Chief Operating Officer and as the President, Chief Executive Officer and Secretary of Mass Energy, Inc., our wholly subsidiary. Pursuant to the employment agreement, Mr. Massey is paid a salary of $5,000 per month plus options to purchase 50,000 Pangea shares on the execution of the employment agreement. Thereafter, we granted to Mr. Massey options to purchase 25,000 shares of Pangea Common Stock per month at an exercise price of $1.00 per share which may be exercised in whole or in part until expiration, and unexercised options shall expire on the third anniversary of issuance. If employment is terminated under this agreement before the expiration of the two year term, Mr. Massey shall retain all options granted and in addition shall be granted, upon termination, options for a number of shares of Pangea Common Stock, pro rated to the date of employment termination. In addition, we provide medical benefits for Mr. Massey. Mr. Massey also receives as a bonus one (1%) percent of the net proceeds received by us upon the successful completion of the sale of any major company assets (major asset is defined as an asset whose aggregate sale price, whether realized from one sale or a series of related sales, is $500,000 or more).

We also agreed to convey to Mr. Massey a 2% (of 8/8) overriding royalty interest in leases owned or acquired by him for exploration of oil, gas and other minerals in the SouthWest El Toro prospect in Jackson County, Texas. In addition to the foregoing, we also granted to Mr. Massey options to purchase shares of Pangea Common Stock, with an exercise price of five cents per share and an expiration date on the fifth anniversary of issuance, for net total proven reserves (as hereafter defined) resulting from energy projects undertaken by Mr. Massey, as follows: (1) we shall grant Mr. Massey options to purchase 1,000,000 shares of Pangea Common Stock for the first five billion cubic feet ("BCF") equivalent of net total proven reserves, (2) we shall grant Mr. Massey options to purchase an additional 1,000,000 shares of Pangea Common Stock for the second ten BCF equivalent of net total proven reserves, and (3) thereafter, we shall grant Mr. Massey options to purchase 1,000,000 shares of Pangea Common Stock for each additional 25 BCF equivalent of net total proven reserves. For purposes of the employment, net total proven reserves shall be determined by an independent third party engineering reserve report from Netherland, Sewell & Associates, or such other reputable third party engineering service as Pangea and Mr. Massey may jointly approve in writing; and we shall, at our sole cost and expense, provide Mr. Massey with such a report not less than once each six months until all prospects initiated or contemplated during the employment period shall have been fully completed and reported as herein provided. For purposes of preparation of the net proven reserves report, the conversion factor shall be six thousand cubic feet of gas to one barrel of oil. Options shall continue to be granted to Mr. Massey under this Paragraph 3(e) following the termination of employment for net proven reserves discovered and reported thereafter until all projects or prospects begun or contemplated prior to employment termination have been fully completed and reported.

Mary E. Pollock--we entered into an employment agreement with Ms. Pollock effective January 8, 2001 and terminating on December 31, 2002 to act as our Senior Vice President. Pursuant to the Employment Agreement, Ms. Pollock is paid a salary of $5,000 per month plus options to purchase 25,000 Pangea shares per month at an exercise price of $1.00 per share. Ms. Pollock can choose to reduce the cash salary and increase the number of options awarded each month. The conversion from cash to options will be $1,000 equals 5,000 options. Additionally, Ms. Pollock received as a signing bonus of 50,000 options to purchase Pangea shares at an exercise price of $1.00 per share. The selection of amount of cash versus number of options may be adjusted by Ms. Pollock on a quarterly basis In addition, we provide medical benefits for Ms. Pollock. Ms. Pollock also receives a bonus of one (1%) percent of the net proceeds received by us upon the successful completion of the sale of any major company assets (major asset is defined as an asset whose sale price is $500,000 or more).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Segway Transaction

On April 26, 2000, we entered into a Stock Acquisition and Reorganization Agreement with Segway II Corp. (a 1934 Exchange Act reporting company). Based on this transaction and pursuant to Rule 12g-3(a) of the General Rules and Regualtions of the SEC, we elected to become the successor issuer to Segway II Corp. for reporting purposes under the 1934 Exchange Act effective April 26, 2000. Richard I. Anslow, our legal counsel, was a 95% shareholder of Segway II Corp. and received 4,750 of our shares of Common Stock (Robert S. Jaclin, the father of Gregg Jaclin, a partner of Anslow & Jaclin, LLP was a 5% shareholder of Segway II Corp. and received 250 shares). Additional cash consideration of $75,000 was paid as part of the transaction.

                                RECENT FINANCING

In December 2000 and January 2001, we entered into certain Securities Purchase Agreements with Generation Capital Associates, STL Capital Partners, LLC and Greenwood Partners, L.P. The terms of the securities purchase agreements are summarized below.

Purchaser                             Purchase Price        Maximum Amount of Shares  Maximum Amount of Warrants (1)(2)
---------                             --------------        ------------------------  ---------------------------------
Generation Capital Associates            $600,000                1,600,000                 3,450,000 A Warrants (3)
                                                                                           3,450,000 B Warrants (3)

STL Capital Partners, LLC                $250,000                  666,667                 1,333,333 A Warrants
                                                                                           1,333,333 B Warrants

Greenwood Partners, L.P.                 $200,000                  533,333                 1,066,666 A Warrants
                                                                                           1,066,666 B Warrants

Totals                                   $1,050,000              2,800,000                 5,924,999 A Warrants (4)
                                                                                           5,924,999 B Warrants (4)

(1) Upon exercise, each A Warrant is convertible into one share of our Common Stock and one B Warrant. The A Warrants and B Warrants are both exercisable for 5 years commencing December 29, 2000.

(2) Upon exercise, each B Warrant is convertible into one share of our Common Stock. The B Warrants are not "callable."

(3) Includes 250,000 A Warrants issued to Generation Capital Associates as a document preparation fee to the Company. As stated in (1) above, each A Warrant is convertible into one share of our Common Stock and one B Warrant. As stated in (2) above, each B Warrant is convertible into one share of our Common Stock.

(4) Includes 75,000 A Warrants issued to M. Richard Cutler as an escrow agent fee. As stated in (1) above, each A Warrant is convertible into one share of our Common Stock and one B Warrant. As stated in (2) above, each B Warrant is convertible into one share of our Common Stock.

Each A Warrant has a maximum exercise price of $0.75 and a minimum exercise price of $0.05. If this Registration Statement is not declared effective by April 13, 2001, the exercise price is $0.375. We can purchase or "call" the A Warrants at $.05 per Warrant on 30 days notice if our Common Stock has a closing bid price of at least $2.75 for 20 consecutive trading days after this Registration Statement is declared effective by the SEC. Each B Warrant has an exercise price of $1.75. If this Registration Statement is not declared effective by April 13, 2001, the exercise price is $0.375.

Notwithstanding the above, the Warrant Agreements that we signed with the above parties do not allow any of the parties to exercise Warrants that would cause such party to be the beneficial owner of more than 5% of our then outstanding shares of Common Stock. This restriction shall not prevent any such party from acquiring more than 5% of our shares of Common Stock as long as such party does not beneficially own more than 5% at any given time. The maximum amount of shares of our Common Stock that can be acquired under the Securities Purchase Agreements are as follows: Generation Capital Associates - 8,500,000; Greenwood Partners, LP - 2,666,665; and STL Capital Partners, LLC - 3,333,333.

The Securities Purchase Agreements provide that if the average bid price of our Common Stock is less than $.50 for the 30 trading days commencing on the earlier of the effective date of this Registration Statement or 105 days from the first traunch closing date (specifically, the first trauch closing date was December 29, 2000), the A Warrants and B Warrants both become "cashless" with a strike price of $.01.

With respect to the above described transaction, we have entered into an escrow agreement with the above parties and M. Richard Cutler, Esq. and David A. Rapaport, Esq. as joint escrow agents ("Escrow Agents"). The Escrow Agents will hold the maximum amount of shares issuable under the Securities Purchase Agreements which is 14,649,998 shares of our Common Stock. To date, the Escrow Agents have been issued 12,650,000 shares of our Common Stock. We have an obligation under the Securities Purchase Agreements to issue the balance of the shares of our Common Stock, specifically, 1,999,998 shares, to the Escrow Agents.

                             PRINCIPAL STOCKHOLDERS

Based upon information received from the persons concerned, each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, each director, each of the named executive officers and all of our directors and officers as a group, owned beneficially as of January 31, 2001, the number and percentage of outstanding shares of our Common Stock indicated in the following table:

Name and Address of
Beneficial Owner                     Number of Shares(1)(3)        Percentage(2)
--------------------                 ----------------------        -------------
Charles B. Pollock                         200,000                        *
2014 Bonner Bussells Drive
Southport, NC 28461

David H. Lennox                            500,000                        1.15%
P.O. Box 571913
Houston, Texas 77257

Randall Massey                           2,440,000                        5.63%
11410 Ella Lee Lane
Houston, Texas 77077

Mary Pollock                                10,000                        *
443A Asbury Commons Drive
Dunwoody, Georgia  30338

All Officers and Directors as a          3,150,000                        7.27%
Group (4 persons)

Rapid Release Research, LLC              8,505,677                       19.63%
6666 Harwin Drive, Suite 545
Houston, Texas 77036

Jacob International Inc.                 5,591,000                       12.90%
1980 Post Oak Blvd., Suite 1777
Houston, Texas 77024


*  Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2) Based on 43,628,900 shares of our Common Stock issued and outstanding. This does not include an additional 1,999,998 shares of our Common Stock that we are obligated to issue under certain Securities Purchase Agreements. See (3) below.
(3) To date, we have issued 12,650,000 shares of our Common Stock to David Rapaport and M. Richard Cutler, as joint escrow agents, in accordance with certain Securities Purchase Agreements we have executed with Generation Capital Associates, Greenwood Partners, LP and STL Capital Partners, LLC, respectively. We will be issuing an additional 1,999,998 shares to the escrow agents as our maximum obligation under such Securities Purchase Agreements. Neither Messrs. Rapaport or Cutler have any beneficial ownership in any such shares. See "Certain Relationships and Related Transactions."

                 SELLING SECURITY HOLDERS AND PIGGY BACK HOLDERS

The following tables set forth certain information concerning each of the Selling Security Holders and Piggy Back Holders. Assuming that the Selling Security Holders and Piggy Back Holders offer all of their securities, the Selling Security Holders and Piggy Back Holders will not have any beneficial ownership of our securities. The common stock is being registered to allow the Selling Security Holders and Piggy Back Holders to offer the common stock for resale from time to time. See the heading entitled "Plan of Distribution."

Selling Security Holders -- We entered into certain securities purchase agreements with Generation Capital Associates, STL Capital Partners, LLC and Greenwood Partners, LP which require us to register their shares under this registration statement.

Name                                    Maximum # of Shares
----                                    -------------------
Generation Capital Associates                8,500,000
STL Capital Partners, LLC                    2,666,665
Greenwood Partners, LP                       3,333,333

See "Recent Financing" for further details.

We entered into a Stock Purchase Agreement and Share Exchange with Mass Energy, Inc. effective September 15, 2000 whereby Randall W. Massey, our Chief Operating Officer was issued 2,000,000 shares of our Common Stock. Such agreement required us to register Mr. Massey's shares under this registration statement.

Piggy Back Holders -- the shareholders listed below have registration rights under separate agreements with us. We are registering their shares under this registration statement. For purposes of this document, we have referred to these shareholders as "Piggy Back Holders."

Name                                          # of Shares
-----                                         ------------
Anslow, Richard                                   4,750
Brommer, Jeffrey                                 50,000
CEO Cast                                        144,000
Citation Solutions                                1,000
Crawford, Michelle                               10,000
Davidson, Kenneth D.                             60,000
Dickens, James Paul                               4,000
Elswick, Roger A.                                 5,000
Few, Michelle M.                                 10,000
Fraser, J.T.                                      5,500
Gilbert, Debra J.                                10,000
Gross Capital Associates                         50,000
Hough, Bradley Eugene & Wife                     20,000
Hough, Bradley Eugene & Wife                     20,000
Howard, Elton Ray                                24,000
Inserra, Jennifer Linn                            6,000
Jaclin, Robert S.                                   250
Lam, Sandra B.                                  175,000
McCully, Timothy                                  5,000
Mueller, Garland G                               10,000
Mueller, Garland G                               10,000
Nilson, Darrell                                  15,000
Pecan Tree Consulting                           500,000
Poe, Edward Lee                                   4,000
Pollock, Christopher                             26,250
Rapid Release                                 2,970,847
Riker, Ron                                       13,334

Riker, Ron                                       45,000
Shunta, Joseph W.                                60,000
Stapp, B                                         10,000
Stapp, B                                          5,000
Stapp, B                                          5,000
STL Capital Management, LLC                      90,000
Taylor, Charles Profit Sharing                  100,000
Van Matre, David                                  7,000
Van Matre, David                                  7,000
Total                                         4,482,931

                              PLAN OF DISTRIBUTION

This prospectus covers the resale of the shares of our common stock by the Selling Security Holders and Piggy Back Holders. The Selling Security Holders and Piggy Back Holders may sell their shares of our common stock under this prospectus:

(1)  through one or more broker-dealers acting as either principal or agent;
(2) through underwriters;
(3) directly to investors; or
(4) any combination of these methods.

The Selling Security Holders and Piggy Back Holders will fix a price or prices, and they may change the price of our shares of common stock offered based upon:

-- market prices prevailing at the time of sale;
-- prices related to those market prices; or -- negotiated prices.

These sales may be effected in one or more of the following transactions (which may involve crosses and block transactions):

-- on any securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;
-- in the over-the-counter market;
-- in private transactions;
-- through the writing of options, whether the options are listed on an option exchange or otherwise; or -- through the settlement of short sales.

Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions from the selling security holders or the purchasers. These discounts, concessions or commissions may be more than those customary for the transaction involved. If any broker-dealer purchases the notes, shares of common stock or contingent value rights as principal, it may effect resales of the shares through other broker-dealers, and other broker-dealers may receive compensation from the purchasers for whom they act as agents.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Security Holders and Piggy Back Holders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Security Holders and Piggy Back Holders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. A Selling Security Holder and Piggy Back Holder may not sell any securities described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

To the extent required, the specific securities to be sold, the names of the Selling Security Holders and Piggy Back Holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We have agreed to pay substantially all of the expenses in connection with the registration, offering and sale of the securities covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

We have agreed to keep the registration statement, of which this prospectus is a part, effective for one year from the time this registration statement becomes effective, subject to extension for any suspension or blackout periods during which securities covered by this prospectus can not be sold.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

We will be authorized to issue 100,000,000 shares of common stock, par value $.001 per share when we file an amended Certificate of Incorporation (we presently are authorized to issue 50,000,000 shares of common stock, par value $.001). We are authorized to issue 5,000,000 shares of preferred stock, par value $.01. At January 31, 2001, there were 43,628,900 shares of our Common Stock issued and outstanding and no preferred shares issued and outstanding. This amount does not include an additional 1,999,998 shares of our Common Stock that we are obligated to issue to escrow agents under certain Securities Purchase Agreements. See "Certain Relationships and Related Transactions-Funding." Holders of the common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulate votes for the election of directors. Holders of common stock do not have preemptive rights to subscribe for additional shares of common stock issued by us.

Holders of the common stock are entitled to receive dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities. All of the outstanding shares of the common stock are fully paid and non-assessable.

Units

We have issued and outstanding 1,400,000 Units. We may be required to issue a maximum of 2,800,000 Units. See "Recent Financing." Each Unit entitles the holder to one share of our Common Stock and two of our A Warrants.

Warrants

We have issued and outstanding 5,924,999 of our A Warrants. Each A Warrant entitles the holder, upon exercise, to one share of our Common Stock and one of our B Warrants. Each A warrant can be exercised for the lower of $0.75 or the average bid price of our Common Stock for the 10 day period after this Registration Statement is declared effective by the SEC (but no less than $0.05). If this Registration Statement is not declared effective by the SEC by April 13, 2001, the exercise price is automatically $0.375. We can call or redeem the A Warrants upon 30 days prior written notice to the holder of the A Warrants when our Common Stock has a closing bid price of no less than $2.75 for 20 consecutive trading days after this registration Statement is declared effective by the SEC. The A warrants also have a strike price (or exercise price) reset if the average bid price of our Common Stock is less than $0.50 for 30 trading days commencing the earlier of the effective date of this Registration Statement or 105 days after the first Traunch closing (the first Traunch closing was December 29, 2000).

We have issued and outstanding 5,924,999 of our B Warrants. Each B Warrant entitles the holder, upon exercise, to one share of our Common Stock. Each B warrant can be exercised for $1.75. If this Registration Statement is not declared effective by the SEC by April 13, 2001, the exercise price is automatically $0.375. We can not call or redeem the B Warrants. The B warrants also have a strike price (or exercise price) reset if the average bid price of our Common Stock is less than $0.50 for 30 trading days commencing the earlier of the effective date of this Registration Statement or 105 days after the first Traunch closing (the first Traunch closing was December 29, 2000).

2000 Stock Option Plan

The Plan will be administered by the Board of Directors or an option committee if established by the Board of Directors (which to date the Board of Directors has not established), which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares issuable upon the exercise of the options and the option exercise price.

The Plan is effective until June 30, 2001. Options to acquire 5,000,000 Common Shares may be granted to our employees, officers, directors, consultants or any other parties who have made a significant contribution to our business and success. The Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the Plan may be exercisable for up to 5 years and shall be at an exercise price all as determined by the Board of Directors provided that, in the event an option committee shall determine to grant an option at less than 85% of the then current market price of the shares, such option shall not be granted without approval by the Board of Directors. Options are non-transferable, and are exercisable only be the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

If a participant ceases affiliation with the Company, by reason of death, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. If a participant ceases affiliation with the Company, by reason of termination of employment, if such termination is voluntary by the employee, the employee must exercise the option within 10 days of termination of employment; if such termination is involuntary, the employee must exercise the option within 3 months after termination of employment. If a participant ceases affiliation with the Company, by reason of retirement or resignation with our consent, the option remains exercisable as if the employee remain in our employ.

                                  LEGAL MATTERS


The validity of our common stock offered hereby will be passed upon for Pangea by Anslow & Jaclin, L.L.P., Freehold, New Jersey. Richard I. Anslow, the managing partner of Anslow & Jaclin, LLP presently owns 29,750 shares of our Common Stock, of which 4,750 shares are being registered in this registration statement as a Piggy Back Holder. Additionally, Robert S. Jaclin (Piggy Back Holder of 250 shares) is the father of Gregg Jaclin, a partner of Anslow & Jaclin, LLP.

                                     EXPERTS

The consolidated financial statements of Pangea Petroleum Corporation and Subsidiary at December 31, 1999 and 2000, appearing in this prospectus and Registration Statement have been audited by R.E. Bassie & Co., P.C., CPAs, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

Pangea has filed the registration statement regarding its common stock with the SEC. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

Pangea's files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Pangea files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                                      Index

Independent Auditors' Report                                                 F-1

Consolidated Financial Statements:

       Balance Sheets - December 31, 2000 and 1999                           F-3

       Statements of Operations - Years ended December 31, 2000, 1999
           and 1998                                                          F-4

       Statements of Stockholders' Equity - Years ended December 31, 2000,
           1999 and 1998                                                     F-5

       Statements of Cash Flows - Years ended December 31, 2000, 1999
           and 1998                                                          F-6

Notes to Consolidated Financial Statements                                   F-7

R. E. Bassie & Co., P.C.
Certified Public Accountants
A Professional Corporation
--------------------------------------------------------------------------------
                                         6776 Southwest Freeway, Suite 580
                                         Houston, Texas 77074-2107
                                         Tel: (713) 266-0691 Fax: (713) 266-0692
                                         E-Mail: Rebassie@aol.com



                          Independent Auditors' Report

The Board of Directors and Stockholders:
Pangea Petroleum Corporation

We have audited the consolidated balance sheets of Pangea Petroleum Corporation and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the three-year periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pangea Petroleum Corporation and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the three-year periods then ended, in conformity with generally accepted accounting principles.


                          /s/ R. E. Bassie & Co., P.C.


Houston, Texas
January 26, 2001

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 2000 and 1999

                              Assets                                       2000           1999
                                                                           ----           ----

Current assets:                                                        $    599,727    $       --
      Cash
      Accounts receivable, less allowance for doubtful accounts of
           $104,734 in 2000 and $0 in 1999                                   86,551           7,598
      Prepaid expenses                                                        2,939            --
                                                                       ------------    ------------
                Total current assets                                        689,217           7,598
                                                                       ------------    ------------

Noncurrent receivables from related parties (note 6)                        198,500            --
Property held for investment                                                 46,642            --
Investment in affiliate (note 4)                                             12,500            --

Property and equipment (successful efforts) (note 3)                      2,579,865          89,795
      Less accumulated depreciation, depletion and amortization             139,419          12,774
                                                                       ------------    ------------
                                                                          2,440,446          77,021

Other assets                                                                    988             988
                                                                       ------------    ------------
                Total assets                                           $  3,388,293    $     85,607
                                                                       ============    ============

                      Liabilities and Stockholders' Equity

Current liabilities:
      Bank overdrafts                                                          --             5,931
      Accounts payable and accrued expenses                                 389,950          90,775
      Loans payable to shareholders (note 6)                                 60,000         463,120
                                                                       ------------    ------------
                Total liabilities - current                                 449,950         559,826
                                                                       ------------    ------------


Stockholders' equity (notes 2 and 7):

      Preferred stock, $.01 par value. Authorized 5,000,000 shares:
           0 shares issued and outstanding, in 2000 and 1999                   --              --
      Common stock, $.001 par value. Authorized 100,000,000 shares:
           issued and outstanding, 42,799,900 at December 31, 2000
           and 17,859,000 at December 31, 1999                               42,800          17,859
      Additional paid-in capital                                         10,482,239         222,996
      Accumulated deficit                                                (6,901,696)       (715,074)
                                                                       ------------    ------------
                                                                          3,623,343        (474,219)
      Less common stock subscriptions receivable                           (685,000)           --
                                                                       ------------    ------------
                Total stockholders' equity                                2,938,343        (474,219)

Commitments and contingent liabilities (note 8)

                                                                       ------------    ------------
                Total liabilities and stockholders' equity             $  3,388,293    $     85,607
                                                                       ============    ============


See accompanying notes to consolidated financial statements.

                PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                 Consolidated Statements of Operations

              Years ended December 31, 2000, 1999 and 1998


                                                         2000            1999           1998
                                                         ----            ----           ----
Revenues                                             $         --    $     33,431    $         --

Costs and expenses:
      Exploration/abandonment expense                   1,377,967              --              --
      Cost of sales                                        28,284          71,105              --
      Selling, general and administrative (note 6)      3,631,113         208,818           3,384
      Impairment expenses                                 552,550          75,653              --
      Depreciation, depletion and amortization             11,416          12,774              --
                                                     ------------    ------------    ------------
         Total operating expenses                       5,601,330         368,350           3,384
                                                     ------------    ------------    ------------

         Operating loss                                (5,601,330)       (334,919)         (3,384)

Other (income) expense:
      Interest income                                       4,953              --              22
      Acquisition costs (note 2)                          (78,750)       (236,000)             --
      Loss on disposition of assets                            --         (61,000)             --
      Interest expense                                   (511,495)        (63,850)             --
                                                     ------------    ------------    ------------
         Total other expense                             (585,292)       (360,850)             22
                                                     ------------    ------------    ------------

         Net loss before income taxes                  (6,186,622)       (695,769)         (3,362)

Provision for federal income taxes (note 5)                    --              --              --

                                                     ------------    ------------    ------------
         Net loss                                    $ (6,186,622)   $   (695,769)   $     (3,362)
                                                     ============    ============    ============


Net loss per share - basic and diluted               $      (0.25)   $      (0.04)   $      (0.00)
                                                     ============    ============    ============

Weighted average common shares                         24,447,941      17,784,313      17,720,333
                                                     ============    ============    ============


 See accompanying notes to consolidated financial statements.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 2000, 1999 and 1998


                                                                                                         Common
                                                                        Additional                        stock          Total
                                                Common Stock             paid-in         Retained     subscriptions  stockholders'
                                           shares          amount        capital         earnings       receivable       equity
                                       ------------    ------------   ------------    ------------    ------------    ------------
Balance, January 1, 1998                    410,000    $        410   $     15,895    $    (15,943)   $         --    $        362

  Issuance of common shares
     for services                            12,000              12          2,988              --              --           3,000

  14 for 1 forward stock
     split August 7, 1998                 5,486,000           5,486         (5,486)             --              --              --

  3 for 1 forward stock
     split December 11, 1998             11,816,000          11,816        (11,816)             --              --              --

  Net loss                                       --              --             --          (3,362)             --          (3,362)

                                       ------------    ------------   ------------    ------------    ------------    ------------

Balance, December 31, 1998               17,724,000          17,724          1,581         (19,305)             --              --

  Issuance of common shares
     under private placement                 50,000              50        106,450              --              --         106,500

  Issuance of common shares
     for property                            35,000              35         74,515              --              --          74,550

  Issuance of common shares
     for services                            50,000              50         40,450              --              --          40,500

  Net loss                                       --              --             --        (695,769)             --        (695,769)

                                       ------------    ------------   ------------    ------------    ------------    ------------
Balance, December 31, 1999               17,859,000          17,859        222,996        (715,074)             --        (474,219)

  Issuance of common shares
     under private placement             16,410,645          16,411      2,892,229              --        (685,000)      2,223,640

  Issuance of common shares
     for investor relations (note 6)        630,000             630      1,043,570              --              --       1,044,200

  Issuance of common  shares
     for contractual services (note 6)    2,370,122           2,370      2,017,958              --              --       2,020,328

  Issuance of common shares
     for acquisition of oil and
     gas property                           325,000             325        454,675              --              --         455,000

  Issuance of common shares
      for conversion of debt (note 6)     3,205,133           3,205      1,102,811              --              --       1,106,016

  Issuance of common shares
      for acquisition (note 2)            2,000,000           2,000      2,748,000              --              --       2,750,000

  Net loss                                                                              (6,186,622)             --      (6,186,622)

                                       ------------    ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2000               42,799,900    $     42,800   $ 10,482,239    $ (6,901,696)   $   (685,000)   $  2,938,343
                                       ============    ============   ============    ============    ============    ============


See accompanying notes to consolidated financial statements.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2000, 1999 and 1998


                                                                            2000           1999           1998
                                                                        -----------    -----------    -----------
Cash flows from operating activities:
        Net loss                                                        $(6,186,622)   $  (695,769)   $    (3,362)
        Adjustments to reconcile net loss to net cash
             used in operating activities:
                  Depreciation of property and equipment                     11,416         12,774            362
                   Impairment expense                                       552,550         75,653             --
                  Dryhole expense                                         1,377,967             --             --
                  Stock issued for services (note 6)                      3,064,528             --             --
                  (Increase) decrease in operating assets:
                       Accounts receivable                                  268,875         (7,598)            --
                       Prepaid expenses                                       2,950             --             --
                       Other assets                                         (12,500)          (988)            --
                  Increase (decrease) in operating liabilities:

                       Accounts payable and accrued expenses               (501,138)        90,775             --
                       Advances from joint interest parties                (161,300)            --             --
                                                                        -----------    -----------    -----------
                            Net cash used in operating activities        (1,583,274)      (525,153)        (3,000)
                                                                        -----------    -----------    -----------

Cash flows from investing activities:

        Purchase of property and equipment                                       --        (90,898)            --
        Purchase of real estate                                             (46,642)            --             --
                                                                        -----------    -----------    -----------
                            Net cash used in investing activities           (46,642)       (90,898)            --
                                                                        -----------    -----------    -----------

Cash flows from financing activities:

        Proceeds from the sale of common stock                            2,908,640         90,500          3,000
        Proceeds from (repayment of) advances from related parties         (708,066)       357,620             --
        Proceeds from notes payable from related parties                     35,000        162,000             --
        Increase (decrease) in bank overdrafts                               (5,931)         5,931             --
                                                                        -----------    -----------    -----------
                            Net cash provided by financing activities     2,229,643        616,051          3,000
                                                                        -----------    -----------    -----------

                            Net Increase in cash                            599,727             --             --

Cash at beginning of year                                                        --             --             --
                                                                        -----------    -----------    -----------
Cash at end of year                                                     $   599,727    $        --    $        --
                                                                        ===========    ===========    ===========

Supplemental schedule of cash flow information:

        Interest paid                                                   $        --    $        --    $        --
                                                                        ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


(1)      Organization and Significant Accounting Policies

         Organization

         Pangea Petroleum Corporation (Pangea or the Company), formerly Zip Top, Inc., was incorporated in 1997 and is engaged in oil and gas exploration and development with its wholly-owned subsidiary, Mass Energy, Inc..

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

         Accounts Receivable

         Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful amounts.

         Inventories

         Inventories are valued at the lower of cost or market on a first in, first out basis.

         Oil and Gas Producing Activities

         The Company follows the "successful efforts" method of accounting for its oil and gas properties. Under this method of accounting, all property acquisition costs (cost to acquire mineral interests in oil and gas properties) and costs (to drill and equip) of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well has not found proved reserves in commercial quantities, the costs associated with the well are charged to expense. The costs of development wells are capitalized whether productive or nonproductive. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. Management estimates that the salvage value of lease and well equipment will approximately offset the future liability for plugging and abandonment of the related wells. Accordingly, no accrual for such costs has been recorded.

         Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998

         On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

         On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

         Other Property and Equipment

         Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (7 years) using accelerated methods for financial reporting purposes and for income tax purposes.

         Ordinary maintenance and repairs are charged to expense and, expenditures that extend the physical or economic life of the assets, are capitalized. Gains or losses on disposition of assets are recognized in income, and the related assets and accumulated depreciation accounts are adjusted accordingly.

         Impairment of Long-Lived Assets

         The Company applies the provisions of the Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Consequently, the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of and are reported at the lower of carrying amount or fair value less cost to sell.

         Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998

         The Company's financial statements are based on a number of significant estimates including the allowance for doubtful accounts, and selection of the useful lives for property, plant and equipment.

         As mandated under SFAS No. 121, the company is required under certain circumstances to evaluate the possible impairment of the carrying value of its long-lived assets.

         Real Estate Held for Sale

         Real estate held for sale is carried at the lower of cost or fair market value, net of selling costs. Management assesses the value of real estate held for sale on a quarterly and annual basis to determine if any impairment to this net realizable value has occurred. Management closely monitors any changes in the real estate market, which would indicate that a change in the value of its holdings has occurred and also obtains independent third party appraisals on its holdings on an as-needed basis.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers cash equivalents to include all cash items, such as time deposits and short-term investments with original maturities of three months or less.

         Fair Value of Financial Instruments

         Fair value estimates of the Company's financial instruments are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The Company believes that the carrying amounts of its current assets and current liabilities approximate the fair value of such items. The carrying amount of cash and cash equivalents approximates its fair value because of the short maturity of these instruments.

         The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company believes that the fair value of its financial instruments comprising accounts receivable, accounts payable, and notes payable approximate their carrying amounts.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998



         Concentration of Credit Risk

         Financial instruments which potentially expose the Company to concentrations of credit risk, as defined in SFAS No. 105, "Disclosure of Information about Fair Value of Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk," consists primarily of cash and cash equivalents, advances to affiliate, trade accounts receivable. The Company maintains its cash and cash equivalents in major, creditworthy financial institutions and has not experienced any losses on its deposits. The Company's receivables do not represent a significant concentration of credit risk at December 31, 2000 and 1999.

         Oil and Gas Revenues

         Oil and gas revenues are recorded under the sales method. The Company recognizes oil and gas revenues as production occurs. As a result, the Company accrues revenue relating to production for which the Company has not received payment.

         Earnings Per Share

         On January 1, 1998, the Company adopted SFAS No. 128. SFAS 128 provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

         Stock Based Compensation

         The Company accounts for stock issued for compensation in accordance with APB 25, "Accounting for Stock Issued to Employee." Under this standard, compensation cost is the difference between the exercise price of the option and fair market of the underlying stock on the grant date. In accordance with SFAS No. 123, "Accounting for Stock Based Compensation," the Company provides the pro forma effects on net income and earnings per share as if compensation had been measured using the "fair value method" described therein.

         Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax basis of

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


         assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Comprehensive Income

         Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), which was issued in June 1997. SFAS 130 establishes rules for the reporting and display of comprehensive income and its components, but had no effect on the Company's net income (loss) or total stockholders' equity. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income.

         New Accounting Pronouncements

         Derivative and Hedging Activities. - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.

(2)      Acquisitions

         Effective October 5, 2000, the Company issued 2,000,000 shares of its restricted common stock for all of the outstanding stock of Mass Energy, Inc., a Houston Texas based oil and gas exploration company. The acquisition was accounted for using the purchase method of accounting with the purchase price allocated to the acquired assets and liabilities based on their respective estimated fair values at the acquisition date. Such allocations were based on evaluations and estimations. A valuation adjustment in the amount of $2,508,934 had been assigned to the value of existing unproved oil and gas properties.

                  The purchase allocation is summarized as follows:

                  Current assets                              $     848,585
                  Noncurrent assets                                 198,500
                  Oil and gas properties                          3,458,696
                  Other property and equipment, net                  16,075
                  Current liabilities                            (1,771,856)
                                                              --------------
                                                              $   2,750,000
                                                              ===============

         The following presents the unaudited pro forma results of operation of Pangea for the years ended December 31, 2000, 1999 and 1998, as if the purchase transactions would have been consummated as of January 1, 2000, 1999 and 1998.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998



                                                                                         December 31,
                                                                       --------------------------------------------
                                                                       2000           1999              1998
                                                                       ----           ----              ----

              Pro forma sales                                     $         --       $   835,207       $  2,335,778
              Pro forma operating income (loss)                   $ (5,830,791)      $  (655,326)      $    514,038
              Pro forma net loss applicable to
                  common shareholders                             $ (6,416,583)      $  (800,311)      $   (310,735)

              Pro forma basic and diluted net
                   loss per share                                 $       (.24)      $      (.04)      $       (.02)

              Weighted average shares
                   outstanding                                      25,947,941        19,784,313         19,720,333
                                                                  ============        ==========       ============



         Effective April 26, 2000, the Company acquired 100% of the outstanding stock of Segway II Corp. (Segway) in exchange for $54,250 in cash and a note payable in the amount of $25,000. The only asset Segway had on the acquisition date was $500 in cash and the fact that Segway was a 1934 Exchange Act reporting company in good standing with the SEC. Therefore, the Company recorded the acquisition by expensing $78,750 of acquisition costs.

         On June 7, 1999, the Company acquired the net assets of Worldlink USA, Inc from the Federal Bankruptcy Court of the Southern District of Texas in consideration of $162,000 in cash and the assumption of $74,000 in liabilities. The assets acquired included the trade name, all intellectual properties, and equipment. During the fourth quarter of 1999, the Company considered its investment in Worldlink to be a failure; therefore, all remaining assets acquired were written-off in 1999 as impaired.

(3)      Property and Equipment

         A summary of property and equipment is as follows:



                                                                                December 31,
                                                                            ----------------------
                                                                             2000            1999
                                                                             ----            ----

              Unproved properties                                        $ 2,426,839       $  74,550
              Machinery and equipment                                        153,026          15,245
                                                                         -----------       ---------
                                                                           2,579,865          89,795
              Less accumulated depreciation,
                 depletion and amortization                                  139,419          12,774
                                                                         -----------       ---------
                  Net property and equipment                             $ 2,440,446       $  77,021
                                                                         ===========       =========


                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


(4)      Investment in Affiliate

         Effective September 7, 2000, the Company entered into an agreement with Paradigm Advanced Technologies, Inc., a Delaware Corporation (Paradigm), whereby the Company and Paradigm will both own a 50% interest in WorldLink USA, LLC, a Nevada Limited Liability Company (WorldLink). WorldLink is a development stage company that owns or licenses video streaming technology and a library of concerts previously broadcast over the Internet. In consideration for the 50% ownership in WorldLink, the Company issued warrants representing the rights to purchase 12,500,000 shares of Pangea's common stock, par value $0.001 per share, at an exercise price of $1.00 per share. The warrants may be exercise on the second anniversary of the date of issuance. There is no market for the purchase of Pangea's warrants; therefore, the issuance of 12,500,000 warrants was recorded at the par value ($0.001) of common stock of the Company or $12,500.

(5)      Income Taxes

         A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, are as follows:



                                                                     December 31,
                                                        -----------------------------------
                                                         2000          1999             1988
                                                         ----          ----             ----
              Computed at the statutory rate         $ (2,103,000)     $ (237,000)      $ (1,000)
              Change in valuation allowance             2,103,000         237,000          1,000
                                                     ------------      ----------       --------
                  Provision for income taxes         $         --      $       --       $     --
                                                     ============      ==========       ========



         The Company follows Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. The cumulative tax effect at the expected rate of 34% of significant items comprising the Company's net deferred tax amounts as of December 31, 2000 and 1999 are as follows:



                                                                       December 31,
                                                                   ---------------------
                                                                   2000             1999
                                                                   ----             -----

              Deferred tax assets attributable to:
                  Net operating loss carryforwards            $  2,341,000      $  238,000
                  Less valuation allowance                      (2,341,000)       (238,000)
                                                              ------------      ----------
                      Deferred tax assets                     $         --              --
                                                             =============      ==========


                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


         At December 31, 2000, the Company provided a 100% valuation allowance for the deferred tax assets because it could not be determined whether it was more likely than not that the deferred tax asset would be realized.

         At December 31, 2000, the Company had net operating loss carryovers of approximately $2,341,000. Such carryovers expire at December 31, 2020.

(6)      Related Party Transactions

         During 2000, the Company converted $594,671 of the Company's debt to related parties to equity by issuing 2,970,847 shares of the Company's common stock. Interest expense in the amount of $511,345 was recorded to compensate for the difference between the amount of debt retired and market value of the stock issued.

         During 2000, the Company issued 3,000,122 shares of the Company's common stock to compensate employees and consultants for services performed. Contractual services in the amount of $3,064,528 were recorded for the issuance of the common stock. See Note 7 below for additional shares issued for stock options.

         At December 31, 2000, the Company had notes receivable due from a Board member (President of Mass Energy, Inc.) in the amount of $159,000. The Company recognized approximately $2,500 in interest income during the three months ended December 31, 2000 in association with the note receivable. Approximately $150,000 of the balance is evidenced by a promissory note. Under the note, interest accrues on the unpaid principal at 6.25% per annum. In addition, the president of Mass Energy, Inc. is required to maintain term life insurance payable to the Company in an amount sufficient to pay the principal and accrued interest in full in the event of the subsidiary president's death.

(7)      Stock Based Compensation

         In fiscal 1999, the Company adopted a concept of awarding stock options to key employees and outside directors of the Company. The concept surrounding the idea of awarding stock options is to increase the ownership of common stock of the Company by those key employees and outside directors who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain key employees and reward them for the Company's future profitable performance.

         The options granted might be either incentive stock options under the Internal Revenue Code or options, which do not qualify as incentive stock options. Options are granted for a period of up to three years. The options granted under this plan were fully vested at grant date.

         On January 10, 2000, the Company's Board of Directors authorized and issued a total of 5,000 shares at an exercise price of $0.35 for investor relations. In addition, on January

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


         10, 2000, the Company's Board of Directors authorized and issued a total of 45,000 shares at an exercise price ranging from $0.50 to $1.00 for compensation. On March 29, 2000, the Company's Board of Directors authorized and issued a total of 200,000 shares at an exercise price of $0.50 for contractual services. On September 19, 2000, the Company's Board of Directors authorized and issued a total of 250,000 shares at an exercise price of $2.00 for investor relations. On November 2, 2000, the Company's Board of Directors authorized and issued a total of 2,450,000 shares at an exercise price ranging from $2.00 to $5.00 for compensation. On December 29, 2000, the Company's Board of Directors authorized and issued a total of 1,515,000 shares at an exercise price ranging from $0.50 to $1.00 for compensation.

         On June 3, 1999 the Company's Board of Directors authorized and issued a total of 10,000 shares at an exercise price of $5.00 for investor relations. On August 11, 1999 the Company's Board of Directors authorized and issued a total of 10,000 shares at an exercise price of $1.00 for compensation. The Company issued no stock options during 1998.

         The Company applies Accounting Principles Board Opinion Number 25 in accounting for options and accordingly recognized no compensation cost for its stock options in 2000 or 1999. The following reflect the Company's pro-forma net loss and net loss per share had the Company determined compensation costs based upon fair market values of options at the grant date, as well as the related disclosures required by SFAS 123.

                                                                                       Weighted
                                                                                        Average
                                                                                        Exercise
                                                                         Options         Price
                                                                         -------       -------------
  Balance outstanding at January 1, 1999                                       --              --
     Issued                                                                  20,000       $   3.00
     Exercised                                                                 --
     Cancelled                                                                 --
     Expired                                                                   --
                                                                        -----------
  Balance outstanding at December 31, 1999                                   20,000       $   3.00
                                                                        -----------

     Issued                                                               4,465,000       $   2.72
     Exercised                                                           (1,535,000)      $   2.72
     Cancelled                                                                 --
     Expired                                                                (20,000)      $   3.00
                                                                        -----------
  Balance outstanding at December 31, 2000                                2,930,000       $   3.67
                                                                        ===========       ========



         At December 31, 2000 exercise prices for outstanding options ranged from $0.35 to $5.00. The weighted average contractual life remaining of such options was 2.8 years.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998


         The per share weighted average fair of stock options issued during fiscal 2000 and fiscal 1999 were $2.72, and $3.00, respectively, on the dates of issuance using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield- 0.0% in 2000 and 1999; risk free interest rate- 53.62% in 2000, and 48.66% in 1999; expected life of 3 years in 2000 and 1999, and volatility factor of 1.85 in 2000 and 1.69 in 1999.

         The Black Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of trade options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         Pro-forma net income and earnings per share had the Company accounted for its options under the fair value method of SFAS 123 is as follows:



                                                          2000             1999             1998
                                                          ----             ----             ----

              Net loss as reported                   $   (6,186,622)      $ (695,769)   $  (3,362)
              Adjustment required by SFAS 123            (4,270,973)         (42,491)           -
                                                     ---------------      -----------   ----------
              Pro-forma net loss                     $  (10,457,595)      $ (738,260)   $  (3,362)
                                                     ===============      ===========   ==========
              Pro-forma net loss per share:
                Basic and diluted                             $(.43)           $(.04)       $(.00)



(8)      Reportable Segments

         Pangea has only one reportable segment, Mass Energy, Inc. (MEI), which it acquired on October 5, 2000. During the three months ended December 31, 2000, MEI operated in only one geographical area. MEI reported no revenues from the acquisition date to December 31, 2000.

         All of the Companies assets are held within the United States and all material revenue was generated within the United States.

(9)      Commitments and Contingencies

         Commitments: The Company leases corporate office facilities. The Company previously leased these corporate facilities under a one-year lease agreement that ended December 31, 1999. Under this agreement, the monthly lease payment was approximately $2,300. Total rent expense was $19,900 and $0 in 1999 and 1998, respectively.

                   PANGEA PETROLEUM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                         December 31, 2000, 1999 and 1998



         Contingencies: The Company is involved in various legal proceedings arising in the normal course of business. In the opinion of management, the Company's ultimate liability, if any, in these pending actions would not have a material adverse effect on the financial position, operating results or cash flow of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.

         SEC Registration Fee                        $  9,571.00
         Printing and Mailing Costs                  $ 20,000.00
         Legal Fees and Expenses                     $ 30,000.00
         Accounting Fees and Expenses                $ 30,000.00
         Miscellaneous                               $ 10,429.00
                                                     -----------

                    Total                            $100,000.00
                                                     ===========

Item 14. Indemnification of Directors and Officers

Mandatory Indemnification of Directors

Pursuant to Section 7-109-103 of the Colorado Business Corporation Act, unless limited by its articles or incorporation, a corporation shall indemnify a person who has wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Authority to Indemnify Directors

Pursuant to section 7-109-102 of the Colorado Business Corporation Act, except as provided herein, a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

         A. The person conducted himself or herself in good faith;

         B. The person reasonably believed:

            1. In the cause of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interest; and

            2. In all other cases, that his or her conduct was a least not opposed to the corporation's best interests; and

         C. In the case of any criminal proceeding, the person has not reasonable cause to believe his or her conduct was unlawful.

A corporation may not indemnify a director under this section:

         A. In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

         B. In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Item 15. Recent Sales of Unregistered Securities

Since January 1998, we have issued and sold the following unregistered securities:

On April 20, 1998, the Company issued 4,000 shares to W.G. Gathings for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 20, 1998, the Company issued 4,000 shares to Shawn Sorensen for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 2, 1999, the Company issued 385,000 shares to Rhea Laws in consideration for $385,000 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 1, 1999, the Company issued 50,000 shares to David H. Lennox in consideration of $50,000 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 1, 1999, the Company issued 35,000 shares to Joseph Shunta in consideration for a contribution of oil and gas properties. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ."Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 1, 1999, the Company issued 10,000 shares to Long H. Nguyen in consideration for $7,500. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 13, 1999, the Company issued 120,000 shares to Ron Gavinski pursuant to an investor relations agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 13, 1999, the Company issued 200,000 shares to AJCV Comm Corp. pursuant to an investor relations agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 13, 1999, the Company issued 13,334 shares to Ron Riker in consideration of $1,334. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 13, 1999, the Company issued 13,333 shares to C. Bart Johnson in consideration for $1,333. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 13, 1999, the Company issued 13,333 shares to Hugh Robertson in consideration for $1,333. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On October 11, 1999, the Company issued 50,000 shares to Dominic Roelandt pursuant to an investor relations agreement between the Company and BigProfitNews.com. Such shares were issued in reliance on the exemption under
Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 3, 2000, the Company issued 250,000 shares to David H. Lennox in consideration for $25,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 3, 2000, the Company issued a total of 400,000 shares to Randall W. Massey in consideration for $40,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 3, 2000, the Company issued 100,000 shares to Fred J. Gallucci II in consideration for $10,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 3, 2000, the Company issued 10,000 shares to Long Nguyen in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 3, 2000, the Company issued 10,000 shares to Brad Stapp in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 22, 2000, the Company issued 30,000 shares to Charles D. Taylor in consideration for $15,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On February 22, 2000, the Company issued 26,276 shares to Grant Miller Family Trust in consideration the satisfaction of a debt for real estate consulting services rendered in the amount of $13,137.71. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 3, 2000, the Company issued 50,000 shares to Jeffrey A. Brommer for compensation for investor relations services. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 46,000 shares to Congregation Darkei Tshivo of Dinov in consideration for $23,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 2,000 shares to Cynthia R. Ishee in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 2,000 shares to Donna L. White in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 3,000 shares to Jeff Stapp in consideration for $1,500. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 8,000 shares to Brett W. Vallery in consideration for $4,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 2,000 shares to Marlene Nettles in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 4,000 shares to Jim Stapp in consideration for $2,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 3,000 shares to Varian L. Harris in consideration for $1,500. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 2,000 shares to John L. Hall in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 4,000 shares to James Larrick in consideration for $2,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 1,500 shares to Brad Stapp in consideration for $750. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 2,000 shares to Alison Hughes in consideration for $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 200,000 shares to Pinnie A. Bromberg in consideration for $20,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 15, 2000, the Company issued 325,000 shares to Joseph W. Shunta for a contribution of oil and gas properties. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 16, 2000, the Company issued 20,000 shares to Jeffrey Twait pursuant to a Consulting Agreement between the Company and Jeffrey Twait dated May 19, 1999. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 16, 2000, the Company issued 25,000 shares to Richard I. Anslow for legal services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 16, 2000, the Company issued 20,000 shares to John Whitman for past services rendered as a director of the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 17, 2000, the Company issued 100,000 shares to Jeffrey Bromberg in consideration for $10,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 17, 2000, the Company issued 2,000 shares to James Calhoun in consideration of $1,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 28, 2000, the Company issued 40,000 shares to Elton Ray Howard in consideration for $20,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 28, 2000, the Company issued 4,000 shares to David O. Seig in consideration for $2,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 29, 2000, the Company issued 100,000 shares to C. Bart Johnson pursuant to a Consulting Agreement dated March 27, 2000 between the Company and C. Bart Johnson and Ron Riker. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 29, 2000, the Company issued 100,000 shares to Ron Riker pursuant to a Consulting Agreement dated March 27, 2000 between the Company and C. Bart Johnson and Ron Riker. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 29, 2000, the Company issued 180,000 shares to Rhea Laws in consideration for $23,000 pursuant to a subscription agreement and for consulting services rendered. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 29, 2000, the Company issued 250,000 shares to Congregation Darkei Tshivo of Dinov in consideration for $125,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 30, 2000, the Company issued 20,000 shares to Randall W. Massey inconsideration the conversion of a loan in the amount of $20,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 5, 2000, the Company issued 20,000 shares to Sallie E. Curry for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 6, 2000, the Company issued 45,455 to Charles D. Taylor Profit Sharing Plan in consideration of $20,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 14, 2000, the Company issued 1,500,000 shares to Rhea Laws for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 7, 2000, the Company issued 5,500 shares to J.T. Fraser for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 7, 2000, the Company issued 15,000 shares to Darrell Nilson for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 7, 2000, the Company issued 100,000 shares to Charles D. Taylor Profit Sharing Plan in consideration of $15,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 7, 2000, the Company issued 7,000 shares to David B. Van Matre in consideration for consulting services rendered. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 26, 2000, the Company issued 5,000 shares to Timothy McCulley for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 26, 2000, the Company issued 2,970,847 to Rapid Release Research, Inc. for the conversion of promissory notes owed by the Company to Rapid Release in the amount of $519,671. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 27, 2000, the Company issued 50,000 shares to Jeffrey Brommer in consideration of $12,500. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 27, 2000, the Company issued 175,000 shares to Sandra B. Lam in consideration for the settlement and mutual release of a claim against the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 27, 2000, the Company issued 500,000 shares to Pecan Tree Consulting, Inc. for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 29, 2000, the Company issued 40,000 shares to Bradley E. and Nassim Hough in consideration of $10,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 30, 2000, the Company issued 24,000 shares to Ray Howard in consideration of $10,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933. Such shares were issued in July 2000.

On July 5, 2000, the Company issued 4,750 shares to Richard I. Anslow pursuant to the Stock Acquisition and Reorganization Agreement with the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 5, 2000, the Company issued 250 shares to Robert Jaclin pursuant to the Stock Acquisition and Reorganization Agreement with the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 5, 2000, the Company issued 6,000 shares to Jennifer Linn Inserra in consideration for consulting services rendered. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 5, 2000, the Company issued 4,000 shares to Edward Lee Poe in consideration for consulting services rendered. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 19, 2000, the Company issued 20,000 shares to Randall Massey, an officer of the Company, as consideration for the repayment of a loan to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 19, 2000, the Company issued 100,000 shares to Charles D. Taylor Profit Sharing Plan in consideration for $31,000 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On July 20, 2000, the Company issued 60,000 shares to Kenneth D. Davidson for consulting services rendered to the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 1, 2000, the Company issued 10,000 shares to Brad Stapp in consideration for $5,000 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 1, 2000, the Company issued 7,000 shares to David Van Metre in consideration for $140 pursuant to an exercise of options under a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 2, 2000, the Company issued 50,000 shares to Gross Capital Associates pursuant to a Consulting and Advisory Agreement dated August 1, 2000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 9, 2000, the Company issued 5,000 shares to DeLisa Willaims in consideration for $1,750 pursuant to an option certificate. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 31, 2000, the Company issued 5,000 shares to Brad Stapp in consideration for $1,750 pursuant to an option certificate. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 31, 2000, the Company issued 5,000 shares to Michelle M. Crawford for a wedding gift from the Company. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 5, 2000, the Company issued 5,000 shares to Brad Stapp in consideration for $2,500 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 7, 2000, the Company issued 214,286 shares to David Lennox, an officer and director of the Company for the conversion of a promissory note owed by the Company to David Lennox in the amount of $75,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 7, 2000, the Company issued 74,286 shares to Charles B. Pollock, an officer and director of the Company for the payment of salary in the amount of $26,000. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 12, 2000, the Company issued 26,250 shares to Violet Shockley for consulting services rendered. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 12, 2000, the Company issued 26,250 shares to Bruce C. Pollock, Jr. as a gift. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 12, 2000, the Company issued 26,250 shares to Mary E. Pollock as a gift. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 12, 2000, the Company issued 26,250 shares to Christopher Pollock as a gift. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 12, 2000, the Company issued 10,000 shares to Karen L.Cloud for past compensation due. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 26, 2000, the Company issued 5,000 shares to Roger Elswick in consideration for $1,750 pursuant to an option certificate. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 27, 2000, the Company issued 20,000 shares to Garland G. Mueller in consideration for $25,000 pursuant to a subscription agreement. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 28, 2000, the Company issued 1,000 shares to Citation Solutions, Inc. in consideration for services rendered in the design of the Company's website. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On October 3, 2000, the Company issued 2,000,000 shares to Randall Massey pursuant to the Stock Purchase Agreement and Share Exchange between the Company and Mass Energy, Inc. Such shares were issued in reliance on the exemption under
Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On November 6, 2000, the Company issued 20,000 shares to Charles B. Pollock for for the conversion of promissory notes owed by the Company to Mr. Pollock in the amount of $75,000. Such shares were issued in reliance on the exemption under
Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On December 20, 2000, the Company issued a total of 12,650,000 shares to David
A. Rapaport, Esq. as escrow agent pursuant to certain Securities Purchase Agreements (See "Certain relationships and Related Transactions - Funding." Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Item 17. Undertakings

        A. The undersigned registrant hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Houston, Texas, on February 8, 2001.

                           PANGEA  PETROLEUM CORPORATION


                           By: /s/ Charles B. Pollock
                               Charles B. Pollock, Chairman of the Board,
                               and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                     Name and Title                                    Date
---------                     -------------                                     ----
/s/ Charles B. Pollock        Chairman of the Board of Directors                February 8, 2001
----------------------        and Chief Executive Officer

/s/ Randall W. Massey         Chief Operating Officer and Director              February 8, 2001
---------------------

/s/ David H. Lennox           President and Director
-------------------

/s/ Mary E. Pollock           Senior Vice President                             February 8, 2001
-------------------

s/s Edward R. Skaggs          Director                                          February 8, 2001
--------------------



                                    Schedule 1

              Shares To Be Registered That Have "Piggyback" Rights

Name                                       # Of Shares
----                                       -----------
Anslow, Richard                            4,750
Brommer, Jeffrey                           50,000
CEO Cast                                   144,000
Citation Solutions                         1,000
Crawford, Michelle                         10,000
Davidson, Kenneth D.                       60,000
Dickens, James Paul                        4,000
Elswick, Roger A.                          5,000
Few, Michelle M.                           10,000
Fraser, J.T.                               5,500
Gilbert, Debra J.                          10,000
Gross Capital Associates                   50,000
Hough, Bradley Eugene & Wife               20,000
Hough, Bradley Eugene & Wife               20,000
Howard, Elton Ray                          24,000
Inserra, Jennifer Linn                     6,000
Jaclin, Robert S.                          250
Lam, Sandra B.                             175,000
McCully, Timothy                           5,000
Mueller, Garland G                         10,000
Mueller, Garland G                         10,000
Nilson, Darrell                            15,000
Pecan Tree Consulting                      500,000
Poe, Edward Lee                            4,000
Pollock, Christopher                       26,250
Rapid Release                              2,970,847
Riker, Ron                                 13,334
Riker, Ron                                 45,000
Shunta, Joseph W.                          60,000
Stapp, B                                   10,000
Stapp, B                                   5,000
Stapp, B                                   5,000
STL Capital Management, LLC                90,000
Taylor, Charles Profit Sharing             100,000
Van Matre, David                           7,000
Van Matre, David                           7,000
Total                                      4,482,931

                                  EXHIBIT INDEX


3.1 Articles of Incorporation of Pangea Petroleum Corporation (formerly known as Peak Vista Capital, Inc. and Zip Top Inc.) and Articles of Amendment

3.2 By-laws of Pangea Petroleum Corp. (adopted under the name Peak Vista Capital, Inc.)

5.1      Opinion of Anslow & Jaclin, LLP

10.1 Stock Purchase Agreement and Share Exchange with Mass Energy, Inc. effective September 15, 2000

10.2     Employment Agreement - Charles B. Pollock

10.3     Employment Agreement - Randall W. Massey

10.4     Employment Agreement - David H. Lennox

10.5     Employment Agreement - Mary Pollock

23.1     Independent Auditors Consent

23.2     Consent of Anslow & Jaclin, LLP (contained in Exhibit 5)